UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Community Bank Shares of Indiana, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Community Bank Shares of Indiana, Inc.

April 7, 2011

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Community Bank Shares of Indiana, Inc., which will be held at The Grand, located at 138 East Market Street, New Albany, Indiana, on Tuesday, May 17, 2011 at 1:00 p.m., Eastern Daylight Time.

This year, we are pleased to be using the Securities and Exchange Commission rules that permit us to furnish our proxy materials to you over the Internet. All of our stockholders may view our proxy materials at www.cfpproxy.com/3799. If you hold your shares in a stock brokerage account, by a bank, broker, trustee, or other nominee, then your bank, broker, trustee, or other nominee will separately contact you and give you instructions on how to vote. If you are a stockholder of record, you should have received in the mail our Notice of Availability of Proxy Materials (“1st Meeting Notice”) and, approximately 10 days later, a 2 nd Notice of Availability of Proxy Materials (“2nd Meeting Notice”) along with a proxy card (“Proxy Card”). Please retain these notices and the Proxy Card, because these documents contain information and the access control number that you must have in order to vote by internet or telephone.

At the meeting, we will ask our stockholders to ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm, to elect our 3 director nominees, and to provide nonbinding advisory approval of our executive compensation programs.

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to vote by Internet, telephone or by marking, signing and dating your proxy card today, even if you plan to attend the Annual Meeting. This will ensure that your vote is counted if you are unable to attend. (Please refer to the “Voting Information” section on page 4 on how to cast your vote.)

Desserts and coffee will be served from 12:00 Noon until 12:45 p.m., for those who would like something before the meeting begins.

We feel that the Annual Meeting is an important opportunity to communicate with our stockholders and we look forward to seeing you. Your continued support of and interest in Community Bank Shares of Indiana, Inc. is greatly appreciated.

Sincerely,

James D. Rickard
President and Chief Executive Officer

Important Notice Regarding The Availability Of Proxy Materials For
The Stockholder Meeting To Be Held On May 17, 2011

This proxy statement, the form of proxy card, our Annual Report to Stockholders and our
Annual Report on Form 10-K for fiscal year 2010 are available at www.cfpproxy.com/3799.

Community Bank Shares of Indiana, Inc.

101 West Spring Street
New Albany, Indiana 47150
(812) 944-2224

Notice of Annual Stockholders’ Meeting to be held on May 17, 2011

April 7, 2011

Date:	Tuesday, May 17, 2011
Time:	1:00 p.m., Eastern Daylight Time
Place:	The Grand 138 East Market Street New Albany, Indiana 47150
Purpose:	• To ratify the appointment of the independent registered public accounting firm,
• To elect three directors,
• To give advisory (non-binding) approval of executive compensation, and
• To transact such other business as may properly come before the meeting
Record Date:	Close of business on March 10, 2011

If you plan to attend the meeting, please note that registration will begin at 11:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Pamela P. Echols
Secretary

Your Vote is Important

Regardless of whether you plan to attend the meeting, please vote online, by telephone, or sign, date and mail a proxy card.

Community Bank Shares of Indiana, Inc.

101 West Spring Street
New Albany, Indiana 47150
(812) 944-2224

Proxy Statement
Notice of Annual Stockholders’ Meeting to be held on May 17, 2011

The Board of Directors of Community Bank Shares of Indiana, Inc. is soliciting your proxy to vote your shares at our 2011 Annual Meeting because you owned shares of our common stock at the close of business on March 10, 2011. This proxy statement, along with a proxy card, is being made available to stockholders beginning April 7, 2011. We have made these materials available to you on the internet, and in some cases, have delivered printed proxy materials to you. This proxy statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares.

As used in this proxy statement, the terms the “Company”, “we”, “us” and “our” refer to Community Bank Shares of Indiana, Inc., an Indiana corporation.

Notice of Internet Availability of Proxy Materials; Mailing of Proxy Materials

In accordance with the rules of the SEC, we may furnish proxy materials, including this proxy statement and our 2010 Annual Report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, you will receive a 1st Meeting Notice and a 2nd Meeting Notice which will instruct you as to how you may access and review the proxy materials on the internet. The Notices also furnish information that you will need in order to submit your vote via the internet or by telephone, and a Proxy Card will be included with the 2nd Meeting Notice. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting the materials in the lst or 2nd Meeting Notice.

Voting Information

Outstanding Number of Shares; One Vote per Share.  On March 10, 2011, there were 3,311,249 shares of Company Common Stock issued and outstanding, and we had no other class of equity securities outstanding that was entitled to vote at this Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting on each matter properly presented at the meeting.

Voting by Stockholders of Record.  If, at the close of business on March 10, 2011, your shares are registered directly in your name with our transfer agent, the Registrar and Transfer Company, you are considered the stockholder of record of those shares and we have made these proxy materials available to you via the internet or mailed them to you. You may vote your shares by internet, telephone, or by mail as further described below. Your vote authorizes each of Timothy T. Shea and James D. Rickard as proxies, each with the power to appoint his or her substitute, to represent and vote your shares by proxy as you directed.

•	Vote by Internet — https://www.proxyvotenow.com/cbin

Use the internet to vote your proxy 24 hours a day, seven days a week until 3:00 a.m. (Eastern Time) on May 17, 2011.

Please have your 1st and 2nd Meeting Notices available and follow the instructions to obtain your records and create an electronic ballot.

•	Vote by Telephone — 1-866-855-9704

Use the Telephone to vote your proxy 24 hours a day, seven days a week until 3:00 a.m. (Eastern Time) on May 17, 2011.

Please have your 1st and 2nd Meeting Notices available and follow the instructions to vote.

•	Vote by Mail — Mark, sign, and date your Proxy Card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you, whether by internet, telephone or mail, will be voted at the Annual Meeting. If you vote by internet or telephone, please do not mail your proxy card.

Voting By Beneficial Owners of Record.  If at the close of business on March 10, 2011, your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being made available to you by your bank, broker, trustee, or nominee that is considered the shareowner of record of those shares. As the beneficial owner, you have the right to direct, via the internet or by telephone, your bank, broker, trustee, or nominee on how to vote your shares if the bank, broker, trustee, or nominee offers these options, or by signing and returning to them a proxy card. Your bank, broker, trustee, or nominee will send you instructions for voting your shares.

If you wish to vote in person at the Annual Meeting but you hold your stock in street name (that is, in the name of a broker, bank, or other institution), then you must have a proxy from the broker, bank, or institution in order to vote at the annual meeting.

How Your Votes Will Be Voted.  If you vote by Internet, telephone, or by signing and returning a proxy card, your shares will be voted in accordance with the instructions you provide. If you vote without providing contrary instructions, your proxy will be voted in the following manner:

•	for the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2011;
•	for the nominees for director as described in this proxy statement;
•	for the advisory (non-binding) approval of executive compensation; and
•	for the transaction of such other business as may properly come before the Annual Meeting, in accordance with the judgment of the persons appointed as proxies. As of the date of this proxy statement, management is not aware of any such other business.

The proxies being solicited may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement. If, however, you vote by internet, telephone, or by signing and returning a proxy card, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking a Proxy.  You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation (Pamela P. Echols, Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150); (ii) submitting to the Secretary a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and (after having given the Secretary notice of your intention to vote in person) voting your shares of our Common Stock in person. If your shares are held through a broker, please contact the broker to revoke or change your proxy or obtain a proxy in order to vote in person at the Annual Meeting. If you vote by internet or telephone, you may change your proxy vote simply by voting again by internet or telephone.

Votes Required.  Inspectors of Election will count votes cast at the Annual Meeting. Our directors are elected by a plurality of the votes cast at the Annual Meeting. A “plurality” means that the three nominees receiving the most votes for director positions expiring in 2014 will be elected directors. All other matters will be approved if the votes cast for the proposal exceed the votes cast against the proposal at the Annual Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws. Abstentions as to all such matters to come before the Annual Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

Effect of Not Voting by Beneficial Owners; Broker Non-Votes.  If you are a beneficial owner and you do not provide voting instructions to your broker, bank, or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. Rules governing brokers, banks, and other entities of record holding your shares determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial owner and do not provide voting instructions, your bank, broker, or other holder of record is permitted to vote your shares for the ratification of our independent registered public accounting firm but is not permitted to vote your shares on the election of directors or the advisory (non-binding) approval of executive compensation.

Without your voting instructions on these matters, a broker non-vote will occur. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in the calculating the number of votes necessary for the approval of such matters to be presented at the meeting; however, shares represented by proxies containing both broker non-votes and a vote on any matter will be considered present at the annual meeting for purposes of determining the existence of a quorum.

Quorum.  The presence in person or by proxy of at least a majority of the outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. A share of our Common Stock is deemed present for quorum purposes once it is represented at our Annual Meeting. Shares of our Common Stock represented by properly executed and returned proxies will be treated as present. Shares of our Common Stock held in the name of an individual who attends our Annual Meeting are deemed present “in person” at our Annual Meeting. Shares of our Common Stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

Proxy Solicitations

We will pay all of the expenses of this solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our Common Stock. In addition to solicitations by mail, our Directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2010, our Annual Report on Form 10-K for fiscal year 2010, and this proxy statement are being made available to our stockholders on or about April 7, 2011. Such Annual Report and Form 10-K are not a part of the proxy solicitation materials.

Multiple Stockholders Sharing the Same Address

If you have chosen to request paper copies of the Proxy Statement, Proxy Card, Annual Report to Shareholders, and Annual Report on Form 10-K, a single Proxy Statement, as well as a single copy of our Annual Report to Stockholders and Annual Report on Form 10-K will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the affected stockholders. We will, however, send a separate proxy card to each security holder sharing the same address. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement as well as a separate copy of our Annual Report to Stockholders and Annual Report on Form 10-K, please notify your broker or direct your written request to Community Bank Shares of Indiana, Inc., Attn: Pamela P. Echols, Corporate Secretary, P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, or contact Ms. Echols at (812) 981-7373. If your broker is not currently “householding” (i.e., you received multiple copies of our Proxy Statement as well as our Annual Report to Stockholders and Annual Report on Form 10-K), and you would like to request delivery of a single copy, you should contact your broker.

Directions to Stockholders’ Meeting

Our stockholders’ meeting will be held at The Grand, 138 East Market Street, New Albany, Indiana 47150. If you need directions, please contact Pamela P. Echols, Corporate Secretary, at Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, or contact Ms. Echols at (812) 981-7373.

Corporate Governance and Board Matters

Corporate Governance Guidelines; Code of Ethics.  Ethical business conduct is a shared value of our Board of Directors, management and employees. Our Code of Ethics applies to our Board as well as to all employees and officers, including our principal executive officer and our principal financial and accounting officer.

Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of the Code of Ethics to the appropriate persons identified in such Code of Ethics. A copy of the Code of Ethics is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. A copy is available in print upon request.

Board Structure and Committees.  Currently, there are 8 members of our Board of Directors:

Timothy T. Shea, Chairman	Gary L. Libs, Vice Chairman
George M. Ballard	James D. Rickard
R. Wayne Estopinal	Kerry M. Stemler
Norman E. “Ned” Pfau, Jr.	Steven R. Stemler

Our Board of Directors holds a regularly scheduled meeting in the months of February, April, May, July, October, and December and special meetings as necessary. The Board of Directors held a total of 8 meetings during the year ended December 31, 2010. All of the directors attended at least 75% of all the meetings of our Board of Directors and the committees on which they served during the year ended December 31, 2010, with the exception of Mr. Steven Stemler, who attended 67%. While not a policy, it is our practice that Directors attend the Annual Meeting of Stockholders. All of our directors attended our 2010 Annual Meeting.

Our Board of Directors has four standing committees: the Executive/Governance Committee, the Audit Committee, the Compensation Committee and the Nominations Committee.

Members of Executive/Governance Committee	Functions of the Committee	Meetings in 2010
Gary L. Libs, Chairman Timothy T. Shea James D. Rickard Kerry M. Stemler Steven R. Stemler	• Exercises powers of the Board of Directors between meetings of the full Board.	19

Members of Compensation Committee	Functions of the Committee	Meetings in 2010
Timothy T. Shea, Chairman R. Wayne Estopinal Gary L. Libs Kerry M. Stemler	• Determines compensation of our executive officers;	8
	• Administers our cash-based and equity-based incentive compensation plans;
	• Oversees our assessment of whether our compensation practices are reasonably likely to expose the Company to material risks;
	• Please refer to the sections in this proxy entitled “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation Committee Report” for more information.

Members of Nominations Committee	Functions of the Committee	Meetings in 2010
Timothy T. Shea, Chairman Gary L. Libs Kerry M. Stemler Steven R. Stemler
	• Recommends individuals to stand for election or re-election as directors;	2
	• Considers recommendations by our stockholders of potential nominees for election as directors; and
	• Makes recommendations to our board concerning the structure of our Board.

Members of Audit Committee	Functions of the Committee	Meetings in 2010
Timothy T. Shea, Interim Chairman George M. Ballard Norman E. “Ned” Pfau, Jr.
	• Serves as audit committee for us and for our subsidiaries, Your Community Bank and The Scott County State Bank;	6
	• Monitors the integrity of our financial reporting processes and the quality of our systems of internal controls regarding finance, accounting and legal compliance;
	• Selects our independent auditor and determines such auditor’s compensation;
	• Monitors the independence and performance of the independent auditor, management and the internal audit department;
	• Pre-approves, if appropriate, all related party transactions;
	• Monitors our compliance with legal and regulatory requirements; and
	• Oversees the establishment and investigation of complaints regarding accounting, internal accounting controls or audit matters.

Board and Committee Independence; Audit Committee Financial Expert.  All Company directors, apart from Mr. Rickard, are “independent directors” as defined by the rules of NASDAQ. Our Board of Directors has determined that each of the following directors is independent under the rules of NASDAQ after considering the following Company payments during 2010, none of which exceeded $120,000 with respect to any one director and companies owned by him.

Name	Business
Kerry Stemler	Payments made to a real estate construction firm of which Mr. Stemler is the sole owner; and
Steven Stemler	Payments made to a plumbing and irrigation service company of which Mr. Stemler is the sole owner.

Further, our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members. Our Board of Directors has determined (in accordance with Securities and Exchange Commission Regulation S-K 407(d)) that Timothy T. Shea satisfies the qualifications of “financial expert,” and Mr. Shea, accordingly, has been designated as the Audit Committee financial expert.

Executive Sessions of the Board.  Non-management Directors meet in executive sessions without management. “Non-management” directors are all those who are not officers of the Company or a subsidiary and may include Directors who are not “independent directors” as determined under NASDAQ rules by virtue of a material relationship with the Company or a family relationship. Executive sessions are held at least twice annually in conjunction with regularly scheduled Board meetings. Other sessions may be called at the request of the Board.

Board Leadership Structure and Role in Risk Oversight.  As noted earlier in this proxy statement, our Board is comprised of seven independent directors and one employee director. The roles of Chairman of the Board and Chief Executive Officer are held by different individuals. We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance. We believe that separating these two positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the board in its fundamental role of providing guidance to and oversight of management.

Our Chairman of the board is an independent director and has the following duties:

•	Chair and preside at Board meetings;
•	Coordinate with our CEO in establishing the agendas and topic items for Board meetings;
•	Advise on the quality, quantity and timeliness of the flow of information from management to the Board;
•	Act as principal liaison between management and the Board on sensitive issues;
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and
•	Provide an important communication link between the Board and stockholders, as appropriate.

Our Directors, together with the Executive, Audit, Compensation and Nominations Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with reports, trends, and analysis of our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary and reputational risks. Our Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and the adequacy of management’s response.

Additionally, our Board of Directors believes that full and open communication between senior management and the Board is essential to effective risk oversight. Our Chairman of the Board meets regularly with senior management to discuss a variety of matters, including business strategies, opportunities, key challenges and risks facing the Company, as well as management’s risk mitigation strategies. Various members of senior management attend all regularly scheduled Board meetings where they conduct presentations to the Board on various strategic matters involving our operations, and they are available to address any questions or concerns raised by the Board on risk management-related or any other matters. Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of our business opportunities and challenges, and monitors the development and management of risks that affect our strategic goals.

In addition, our bank subsidiaries have their own boards of directors and risk management committees, which provide risk management at each of their respective companies. Our Audit Committee serves as the audit committee for both of our subsidiaries. Our CEO serves on the board of each directly owned subsidiary. One of the key responsibilities of each subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary and reputational risks. While we have not developed an enterprise-wide risk statement, our Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk, and we require our subsidiaries to follow this philosophy.

Consideration of Director Nominees.  The Nominations Committee will consider director candidates who have been identified by other Directors, officers or our stockholders but has no obligation to recommend such candidates for nomination. The Nominations Committee will apply the same procedure for evaluating nominees for Director, regardless of the source of identification of such nominee, including whether or not the nominee was recommended by a stockholder, current Director, officer or other source. The Nominations Committee does not have a charter.

For a stockholder to submit a candidate for consideration as a director at our 2012 Annual Meeting of Stockholders, a stockholder must notify our corporate secretary no later than December 9, 2011 (the date 120 days prior to the first anniversary of the date of the 2011 annual meeting proxy statement) and provide the following supporting information:

1.	The name and address of the candidate and the nominating stockholder;
2.	A comprehensive biography and resume of the candidate and an explanation of why the candidate is qualified to serve as a Director, taking into account the criteria identified in our Evaluation Guidelines (see below);
3.	Proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by the nominating stockholder (and the candidate if the candidate owns any of our voting securities);
4.	A resume of the nominating stockholder; and
5.	A letter signed by the candidate stating his or her willingness to serve if elected.

Notices and supporting information should be sent to: Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring Street, New Albany, Indiana 47150, Attn: Corporate Secretary.

Neither the Board of Directors nor the Nominations Committee has adopted any specific, minimum qualifications that must be met by Nominations Committee-recommended nominees for the Board of Directors. While the Nominations Committee looks at a variety of factors in evaluating nominees, it has not adopted any specific guidelines concerning the qualities or skills that it believes are necessary for a candidate. However, in its resolution authorizing our Nominations Committee, our Board of Directors specified that the Committee should consider a variety of factors in evaluating the suitability of candidates, including the following (the “Evaluation Guidelines”):

1.	Merit, qualifications, performance, character and integrity and the Company’s business needs, as well as compliance with the Company’s anti-discrimination policies and federal, state and local laws;
2.	The composition of the entire Board, including: the diversity, depth and breadth of knowledge, skills, experience and background represented on the Board; the need for financial, business, financial industry, public company and other experience and expertise on the Board and its committees; and the ability and willingness to work cooperatively to further the interests of the Company and its stockholders;
3.	Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as director;
4.	Candidates shall be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole;
5.	Past attendance at meetings and participation in and contributions to the activities of the Board; and
6.	Any other criteria the Nominations Committee deems important.

Compensation of Directors.  The following table summarizes the compensation we paid to our non-employee directors in 2010.

Name	2010 Fees Earned or Paid in Cash
George M. Ballard	$10,525
R. Wayne Estopinal	12,825
Gary L. Libs	32,975
Norman E. “Ned” Pfau, Jr.	6,875
Timothy T. Shea	31,625
Kerry M. Stemler	17,800
Steven R. Stemler	7,875

Effective July 1, 2010, the Directors changed the fee paid for non-employee directors attending each board meeting to $750 per regular meeting and $350 per special meeting and the fee for attending each committee meeting to $250 per meeting ($350 for the chair of the Executive Committee), which was the fee structure before July 28, 2009. Each non-employee Director received a fee of $375 for attending each Board meeting and a fee of $125 for attending each committee meeting from July 28, 2009 until June 30, 2010. Our Chairman of the Board of Directors receives a retainer fee of $1,500 per month, our Vice-Chairman of the Board of Directors receives a retainer fee of $800 per month, and the remaining directors each receive a retainer fee of $500 per month. The Chairman of the Audit Committee receives $1,000 per meeting of that committee in addition to his $250 committee fee and $200 for each meeting with our Independent Registered Public Accounting Firm regarding the Company’s SEC filings on Forms 10-Q and 10-K. Directors who are asked to attend meetings of committees that they are not members of receive $250 per meeting attended.

Those Directors who are also members of Your Community Bank’s board of directors receive payment for attending each bank board meeting and receive a fee for attending each committee meeting. Your Community Bank paid the following fees to its directors from August 25, 2009 until June 30, 2010: $350 for attending each board meeting and $125 for each committee meeting attended. Effective July 1, 2010, the fee for attending each Your Community Bank board meeting was changed to $700, and the fee for attending each committee meeting was changed to $250, which was the fee structure before August 25, 2009. The Chairman of the Your Community Bank board of directors receives a retainer fee of $1,000 per month. Directors are paid $700 per meeting for up to two regular meetings per year of the Your Community Bank Board at which they are absent. Messrs. Shea, Estopinal, Libs, Kerry Stemler, and Steven Stemler all serve as compensated directors of Your Community Bank. Messrs. Shea and Ballard, who are also members of the Nelson County Business Development Board, receive $600 for each meeting of that board which they attend.

Certain Relationships and Related Person Transactions

Family Relationships.  There are no “family relationships” in the Company between any Directors or executive officers or persons nominated or chosen to become Director or executive officer. “Family Relationship” means a relationship by blood, marriage or adoption not more remote than first cousin.

General Transactions.  From time to time, in the ordinary course of business, we and our subsidiaries engage in transactions with, or acquire goods or services from, our Directors and companies they control. We intend that all transactions between us, our affiliates, and our executive officers, Directors, holders of 10% or more of the shares of any class of our Common Stock and affiliates thereof, will contain terms no less favorable to us than could have been obtained by us in arm’s-length negotiations with unaffiliated persons. All transactions between us, our affiliates, and our executive officers, Directors, and their related interests are reviewed by the Audit Committee prior to the service being performed or the goods being purchased to insure that our aforesaid intention is satisfied. All potential related party providers are identified and given an annual limit which is approved by the Audit Committee. On a quarterly basis all expenditures to related parties are reviewed by the Audit Committee to assure limits are not exceeded and independence is not impaired. It is the intent of the Board not to allow anyone a large enough limit to exceed the regulatory guidance.

Indebtedness of Management.  During 2010 some of our Directors and officers (and directors and officers of our subsidiaries, Your Community Bank and The Scott County State Bank) and other persons and entities with which they are affiliated, were customers of, and had in the ordinary course of business banking transactions with, Your Community Bank or The Scott County State Bank. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons not related to the lender and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 3, “Loans,” and Note 6, “Deposits,” of our December 31, 2010 audited consolidated financial statements filed on Form 10-K.

Stockholder Communications with the Board of Directors

We do not have a formal process for our stockholders to send communications to our Board of Directors. As a community banking organization, the Board of Directors has not viewed it as necessary to adopt a formal process; all Directors are open to receiving communications from stockholders. Our Board of Directors welcomes communications from our stockholders. Stockholders may communicate with any member of the Board of Directors, including the chairman of any committee, an entire committee, only independent Directors or all Directors as a group, by sending written communications to: Corporate Secretary, Community Bank Shares of Indiana, Inc., P.O. Box 939, 101 West Spring Street, New Albany, Indiana 47150.

A stockholder must include his or her name and address in any such written communication and indicate whether he or she is a Company stockholder.

The Corporate Secretary will forward all communications to the appropriate Director or Directors. Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee.

Stockholder Proposals for 2012 Annual Meeting

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our principal executive offices, P.O. Box 939, 101 West Spring St., New Albany, Indiana 47150, Attn: Pamela P. Echols, Corporate Secretary, no later than December 9, 2011. We urge that any such proposals be sent certified mail, return receipt requested.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you do not need to contact us in advance. However, if you do not notify us on or before March 1, 2012 of any matter that you wish to present at next year’s annual meeting, then the stockholders’ proxies that we solicit in connection with our 2012 Annual Meeting of Stockholders will confer on the proxyholders discretionary authority to vote on the matter that you present at our 2012 Annual Meeting.

Executive Compensation

Compensation Discussion and Analysis

Overview

Introduction:  Through our bank subsidiaries, we provide regional financial services in Southern Indiana, the Louisville metropolitan area and Nelson County, Kentucky. We believe that we will achieve our financial goals in this very competitive and challenging environment through retaining exceptional people and providing exceptional service.

Compensation Philosophy:  While we are committed to hiring the best individuals at all levels of our institutions, we believe that it is imperative for us to attract and retain exceptional people to serve on our senior management team. We view our senior management team as consisting of eleven (11) individuals (including our “Named Executive Officers” in the “Summary Compensation Table” below and the other executive officers mentioned under “Executive Officers Who Are Not Directors” below). While the Compensation Committee of our Board of Directors has had to implement some modifications to our compensation program because of our participation in the United States Department of the Treasury’s TARP Capital Purchase Program (see “Participation in the Capital Purchase Program” below in this “Overview” section), its overall executive compensation philosophy has remained the same. The Compensation Committee has designed our executive compensation program to do the following:

•	attract and retain the most capable executives, and
•	motivate these individuals to reach their highest level of achievement in order to enhance the value of the investment made in our Company by our stockholders.

Because of these dual goals, a significant portion of the compensation packages for our senior management team is long-term and performance based. The aims of such compensation arrangements are to:

•	pay for performance which enhances stockholder values, and
•	hold out the prospect of reasonable rewards for superior performance related to short and long-term Company results.

While the Compensation Committee has the power to modify the compensation programs (and has exercised such power from time-to-time), the Company’s overall compensation philosophy has remained consistent with these objectives.

Effect of Nonbinding Stockholder Advisory Vote:  Last year we asked our stockholders for a non-binding advisory vote on our overall executive compensation programs and procedures. While the stockholder vote was not binding, the Board of Directors did review and consider the voting results. Of the stockholders who voted, 89% voted in favor, 5.5% voted against and 5.2% abstained. Since a substantial majority of our stockholders voted in favor of our executive compensation programs and procedures, we determined that we did not need to consider changing our overall approach to executive compensation.

Elements of Compensation:  Total compensation for each member of our senior management consists of:

•	currently paid compensation elements consisting of salary, bonus and minimal perquisites,
•	long-term elements, which include various awards under our long-term compensation plans, and
•	employment agreements for our Named Executive Officers, which provide for change in control payments in certain circumstances.

We address each element of our compensation arrangements separately below.

Measuring Performance:  The Compensation Committee determines each executive’s compensation package following the end of the prior calendar year based upon the Compensation Committee’s assessment of the Company’s performance and each executive’s contribution. The Compensation Committee does not rely on a formulaic approach in determining the allocation between the long-term and currently paid compensation elements of any executive’s compensation arrangement. Nor is any mathematical rule applied in allocating between cash and non-cash compensation, or between different forms of non-cash compensation. The Compensation Committee has, however, with respect to currently paid compensation, increasingly relied upon performance-driven bonus compensation as a percentage of the currently paid compensation for its Named Executive Officers. Moreover, through the Company’s Performance Units Plan (as described below), the grant of restricted stock units (as described below) under our Stock Award Plan, and the grant of deferred stock units (as described below), the Compensation Committee has placed more emphasis upon the Company’s long-term compensation goals, including retention of key executives.

Participation in the Capital Purchase Program:  On May 29, 2009, we entered into an agreement with the United States Department of the Treasury (the “Treasury”) under its TARP Capital Purchase Program (“CPP”) by which we sold to the Treasury 19,468 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase 386,270 shares of our common stock, for an aggregate purchase price of $19,468,000, which was paid in cash on that date. As a result of participating in the CPP, some of our officers are subject to restrictions upon executive compensation imposed by the Emergency Economic Stabilization Act of 2008, as amended, and the regulations issued thereunder by the Treasury (the “CPP Restrictions”).

In order to comply with the CPP Restrictions, we have taken the following actions:

•	Employment Agreement Amendments. We have amended the employment agreements of the Named Executive Officers to, among other things:
➢	prohibit, during the period in which the debt or equity securities issued pursuant to the CPP are outstanding (the “Restricted Period”), any payments to the executives upon their departure from the Company for any reason or due to a change in control of the Company (“Golden Parachute Payments”);
➢	include a “clawback” provision requiring the executive to return to the Company any incentive award which was paid based on materially inaccurate statements of earnings or other criteria; and
➢	in the case of our CEO, Mr. Rickard, prohibit the payment of any bonus, retention award or incentive compensation during the Restricted Period except for the award of long-term restricted stock that is subject to various limitations in terms of amount and vesting, as more fully described in “Long-Term Compensation Elements — Restricted Stock Units” below.
•	Adoption of Golden Parachute Payment Policy. We adopted a policy prohibiting Golden Parachute Payments to any of the ten most highly compensated employees (the “Senior Officers”) of the Company.
•	Adoption of Clawback Policy. We adopted a “clawback” policy to provide for the recovery of any bonus, retention award or incentive compensation that is paid to any of our 25 most highly compensated employees based on statements of earnings or criteria that are later found to be materially inaccurate.
•	Adoption of Resolutions Prohibiting the Acceleration of Options or Performance Units. We adopted a resolution providing that the Company shall not, during the Restricted Period, accelerate the vesting of any options or units issued to the Senior Officers under the Company’s Stock Award Plan or Performance Units Plan due to their departure from the Company or due to a change in control of the Company.
•	Adoption of Excessive and Luxury Expenditure Policy. We adopted a policy (a copy of which is posted on the Company’s Internet website) limiting excessive and luxury expenditures by directors and employees.

Currently Paid Compensation Elements

Base Salaries.  In setting base salaries, we do not adhere inflexibly to benchmarking or mathematical formulas. With respect to the base salaries of our senior management team, our Compensation Committee normally reviews each executive’s base salary annually in January or February. However, due to the expense reduction program initiated by the Company during 2009, increases in the base salaries for all our officers and the officers in our affiliated banks were postponed from January to July of 2010. In 2011, we resumed our normal pattern of reviewing base salaries in January and February and implementing raises at that time.

For annual base salary increases (particularly material ones), our Compensation Committee considers an executive’s increased level of experience, whether or not the executive’s responsibilities have increased over the past year or are in the process of being increased, and the extent to which the executive has satisfied his or her performance goals for the prior year.

Senior Management Cash Bonus Plan.  The Compensation Committee uses cash bonuses as a performance-driven, short-term incentive for each member of our senior management team and certain other key officers. Our senior management cash bonus plan for 2010 (the “2010 Plan”) prescribed for each executive an annual set of goals that included Company-wide goals as well as goals tailored to the executive’s role with us. Moreover, most of these goals were objective. For example, while (consistent with the Company’s compensation philosophy of rewarding performance which enhances stockholder value) a prescribed Company net income goal was included among the goals for most of our executives, the goals for the heads of our Business Services and Retail Divisions included objectives tied to loan production and growth in non-interest income and deposits, as well as risk-based factors relating to the level of our non-performing assets. Other goals that applied to various executives related to non-interest expense, loan yields, net interest income, electronic banking revenue, and compliance. For each executive, each goal was given both a weighting factor which determines the portion of any bonus attributable to the achievement of that goal (the weighting for net income ranging from 25% to 50%) and a specific bonus amount which would be granted the executive if the goal was realized. The Compensation Committee has the authority to make discretionary awards even though performance goals are not met, or to increase or decrease awards if they deem such adjustments to be warranted. The Committee exercised its discretion with respect to the 2010 Plan by: (a) making a partial award to the senior management team (including the Named Executive Officers) with respect to the non-performing assets (“NPAs”) goal for progress in reducing NPAs, though the threshold reduction amount for receiving an award for that goal was not reached; and (b) granting an additional discretionary award to Mr. Cecil in recognition of his efforts in 2010. Twenty-five percent of the awards earned under the 2010 Plan are not due and payable until December 31, 2011, and then only if our tangible equity has not declined from its December 31, 2009 level and our NPAs are 3.75% or less. As a result of the CPP Restrictions, Mr. Rickard is not eligible, during the Restricted Period, to participate in this plan (see “Long-Term Compensation Elements — Restricted Stock Units” below).

Perquisites.  We provide minimal perquisites to our senior management team (including our Named Executive Officers) and certain other officers. There is no formula for how perquisites are utilized in the total compensation package; rather, such perquisites assist the Company in marginally augmenting total compensation. For example, each Named Executive Officer has received a car allowance in recent years. This car allowance is used as a salary supplement to help us arrive at overall currently paid compensation packages competitive with comparable financial institutions (though such car allowance is a cash payment that in no case exceeds $750 per month). Please refer to “Summary Compensation Table” below, which reflects base salary, bonus and perquisite compensation for each of our Named Executive Officers.

Long-Term Compensation Elements

Stock Option Awards:

2005 Stock Award Plan.  Members of our senior management team and certain other officers have been awarded stock options under the Company’s Stock Award Plan adopted by Stockholders in 2005. Our Compensation Committee views stock options as a retention tool by virtue of (a) the manner in which such options vest; and (b) the “ownership mentality” fostered in option recipients. These options are typically awarded in late spring or early summer following our Annual Stockholders’ Meeting; some options, however, are granted at the time of the initial employment or an increase of duties of a senior manager. The options granted under our Stock Award Plan have terms of ten years, vest in their entirety three (3) years after the date granted (assuming the option recipient is still in our employ) and for our senior management team and directors, are exercisable at a strike price equal to, at the discretion of the Compensation Committee, 110% or 100% of the closing market price of a share of Common Stock on the grant date. Historically, the ten percent strike price “premium” is viewed less as an incentive for performance but rather as recognition of the natural increase in the value of a share of Company Common Stock likely to occur over the long exercise period of the options. The Compensation Committee did not grant any stock options in 2008, 2009, or 2010; rather it chose to grant restricted stock units in 2008, and, in 2009, to one officer who has since left the Company. Restricted stock units were also granted in February, 2011. (See “Restricted Stock Units” below.)

1997 Incentive Stock Option Plan.  Some of our officers hold unexercised vested options that were granted under our 1997 Incentive Stock Option Plan. The options granted under our 1997 Incentive Stock Option Plan have terms of ten years and are exercisable at a strike price equal to the closing market price of a share of Common Stock on the grant date. The options vested ratably over a period of two to three years, depending upon the year in which they were awarded. We have not granted any options under this plan since 2004.

Restricted Stock Awards

Restricted Stock Units.   Based in part upon the analysis by Mercer, a human resource consulting firm, in the survey it provided to us in 2007 (see “Process for Determining Compensation” below), restricted stock units (“RSUs”) were awarded to certain officers under our Stock Award Plan in 2008 and most recently in February of 2011. In keeping with our compensation philosophy of (a) paying our executives for performance, which enhances stockholder values and (b) providing our executives with the prospect of reasonable rewards for superior performance related to short and long-term Company results, the Compensation Committee wanted to provide additional long-term compensation incentives in the form of RSUs.

Each RSU represents an unfunded contractual right of the executive to receive from us one (1) share of our Common Stock upon vesting. The RSUs that were awarded in 2008 vested on January 22, 2011 and, for one officer, on March 31, 2011. In February of 2011, the Committee awarded the following restricted stock unit grants to our named executive officers:

Named Executive Officer	No. of Restricted Stock Units
James D. Rickard	6,022
Michael K. Bauer	3,000
Kevin J. Cecil	3,000
Paul A. Chrisco	3,000
Bill D. Wright	3,000

All of the restricted stock units will have a three-year vesting period, except that 1,522 of the total 6,022 granted to Mr. Rickard will have a two-year vesting period. As a result of the CPP Restrictions, the only type of bonus or incentive payment that can be offered during the Restricted Period to Mr. Rickard, as our most highly compensated employee, is long-term restricted stock or RSUs. The CPP Restrictions that apply to any restricted stock or RSUs issued to Mr. Rickard are very detailed, but can be generally summarized as follows: (1) the value of the grant may not exceed one-third of Mr. Rickard’s annual compensation (including the grant date fair market value of the RSUs); (2) except for units that may reasonably be required to be transferred to pay taxes applicable to income recognized due to vesting, the RSUs can only become payable as and to the extent our obligations under the CPP are repaid, and then only in 25% increments as each 25% or more of the obligations are repaid; and (3) Mr. Rickard must be required to forfeit the RSUs if he does not continue performing substantial services for us for at least two years from the date of grant, other than due to his death, disability or a change in control event. In determining the number and vesting period of RSUs granted to Mr. Rickard at its February, 2011 meeting, the Compensation Committee took into consideration that RSUs are the only type of bonus or incentive payment that can be offered to him during the Restricted Period.

Performance Based Awards

Performance Units Plan.  In 2005, 2006 and 2008, the Compensation Committee relied upon our Performance Units Plan as a long-term compensation tool to encourage our executives to help us meet specific long-term performance goals. The Performance Units Plan provides that the vesting and value of the awards under this plan be based on our performance over at least two but not more than four years. Realized awards under the plan are to be paid in the form of shares of our Common Stock (though the Compensation Committee may authorize cash payments in amounts sufficient to satisfy applicable tax withholding obligations).

Awards under our Performance Units Plan have been made in June of 2005, in September of 2006 and in January of 2008. The realization of awards granted in 2005 occurred during the first fiscal quarter of 2007. The awards granted in 2006 and 2008 were not realized because the relevant targets were not satisfied. While the technical performance criteria used in the three sets of awards have differed, each was fundamentally driven by net income, in keeping with our consistent philosophy of using long-term compensation as a tool for rewarding and retaining management for the enhancement of stockholder value.

Deferred Stock Units.  As stated above, the Compensation Committee believes in using long-term compensation to encourage our executives to help us meet specific long-term performance goals. Based in part upon discussions with Mercer in December of 2008 and January of 2009 and due to the difficulty of setting long-term performance goals in uncertain economic times, the Compensation Committee decided to grant performance awards that combine annual performance goals with a payout at the end of a 3-year period.

Since our Performance Units Plan provides that the vesting and value of the awards under the Performance Units Plan are to be based on our performance over at least two but not more than four years, the Compensation Committee chose to award these Long-Term Payout/Short-Term Goal Awards as deferred stock units under our Stock Award Plan, which provides more flexibility.

Deferred Stock Units Awarded in 2009.  The Compensation Committee awarded deferred stock units in February of 2009 to our senior management team and certain other key officers.

•	Basic Terms of Deferred Stock Units. The deferred stock units awarded in 2009 have annual performance objectives with a one-time payout following the completion of the third performance year (i.e., December 31, 2011). Each executive’s awarded deferred stock units are divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 are allocated to 2009, 1/3 are allocated to 2010 and 1/3 are allocated to 2011). At the beginning of each performance year, the Compensation Committee or the Board will establish one-year performance goals with corresponding payout percentages. Following the completion of the performance year, the Compensation Committee or the Board will assess our performance to determine whether the minimum target for such performance year was achieved. If the minimum target was not achieved, then the units allocated to that performance year (1/3) will not vest and the recipient will not receive any payout in connection with those units. If the minimum target is achieved or exceeded, then the units allocated to that performance year (1/3) will conditionally vest and the recipient will be entitled to receive a payout with respect to his or her vested units at the end of the three-year performance period, assuming all other conditions have been met. The payouts can range from 0 to 160%, depending upon whether or not the minimum threshold is achieved, and if it is achieved, then by how much.
•	Form of Payment. Vested awards are to be paid in the form of a share of our Common Stock.
•	Payout Calculation. The payout will be calculated by adding together the result for each performance period from the following calculation:

Number of vested units for a performance period multiplied by the fair market value (determined in accordance with the Stock Award Plan) of one share of our Common
Stock on the date of the expiration of the three-year performance period (December 31,
2011) multiplied by the payout percentage established for that performance year.

•	2009 Performance Objectives. The performance criterion for the deferred stock units allocated to the 2009 year (the “2009 Units”) was diluted earnings per share (“EPS”). EPS for 2009 had to increase by 371.6% from 2008 EPS in order to achieve the minimum payout percentage and in order for the deferred stock units allocated to 2009 to vest and entitle the recipient to a payout after December 31, 2011 (assuming the recipient was still in our employ). Since we did not meet the established performance criterion for 2009, none of the 2009 Units vested.
•	2010 Performance Objectives. The performance criterion for the deferred stock units allocated to the 2010 year (the “2010 Units”) was net income available to common stockholders. The target net income amount for receiving a 100% payout was $5,943,000. In order for the minimum payout percentage to be achieved, net income had to be at least $5,230,000 in 2010. In addition, on 12/31/2010 and 12/31/2011, tangible equity has to be no less than on 12/31/2009, and non-performing assets have to be 3.75% or less of average assets (the “Equity/NPAs Conditions”). Net income for 2010 was $5,923,000, and the Equity/NPAs Conditions were met as of 12/31/2010. If the Equity/NPAs Conditions are met as of 12/31/2011, then the 2010 Units will vest at a payout percentage of approximately 100%, and the recipients will be entitled to a payout after December 31, 2011 (assuming that the recipients are still in our employ).
•	2011 Performance Objectives. The performance criterion for the deferred stock units allocated to the 2011 year (the “2011 Units”) is net income available to common stockholders. The target net income amount for receiving a 100% payout is $5,986,000. In order for the minimum payout percentage to be achieved, net income must be at least $4,800,000 in 2011. The deferred stock units allocated to 2011 will not vest, and the recipients will not be entitled to a payout after December 31, 2011 (assuming the recipients are still in our employ) with respect to the 2011 Units unless the minimum net income goal is met and unless, on 12/31/2011, tangible equity is no less than its level on 12/31/2010 and non-performing assets are 3.65% or less of average assets.

Payments under Employment Agreements upon Change in Control or Termination of Employment.

We believe employment agreements help us attract and retain exceptional executives. Employment agreements protect both us and our executives by clarifying in advance each party’s expectations and rights regarding responsibilities, compensation, circumstances for termination and (importantly for long-term compensation purposes) protection in the event of a change in control of the Company. Accordingly, we entered into employment agreements with each of our Named Executive Officers, the details of which are described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

Each of the employment agreements with our Named Executive Officers contains provisions affording the named executive the possibility of a payment in the event of a change in control of the Company or upon termination of employment. While a principal function of these provisions is to afford our Named Executive Officers the security necessary to encourage them to remain with us in the face of any pending change in control, we also view such payment opportunities as a part of the executive’s long term compensation and hence important in attracting and retaining excellent executives. However, as previously mentioned, in order to comply with the requirements of the CPP Restrictions, we amended these employment agreements to prohibit, during the Restricted Period, any payments to the executives upon their departure from us for any reason or due to a change in control of the Company.

Once we have repaid our obligations under the CPP, then the following provisions in each of the employment agreements of our Named Executive Officers will once again apply, assuming such Named Executive Officer is still employed with us. Our President/Chief Executive Officer will be entitled to a lump sum cash payment equal to three times his then current base salary following a change in control of the Company. Our other Named Executive Officers may be entitled to receive a lump sum cash payment (equal to two times the executive’s base salary and two times the average of his bonus and automobile allowance for the prior two years) in the event one of the following triggering events (“Triggering Events”) occurs within the twenty-four (24) month period immediately following the date of a change in control: (i) the executive’s employment with the Company is terminated without cause or (ii) the executive resigns his employment with the Company within ninety (90) days following any “Employment Change.” “Employment Change” shall include any of the following that is not agreed to by the executive occurring after a change in control:

•	Executive is required to move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office;
•	Failure by us (or our successor) to afford the executive annual increases in the executive’s compensation commensurate with the average increases in compensation received by the executive for the three years preceding the change in control;
•	Failure by us (or our successor) to make available to the executive new benefits made generally available to our (or our successor’s) executive officers;
•	Failure by us (or our successor) to continue to provide the executive with substantially similar compensation, benefits and participation in employee benefit plans similar to those the executive received or participated in as of the date of the change in control;
•	The taking of any action by us (or our successor) which would directly or indirectly reduce any such compensation or benefits or deprive the executive of any material fringe benefit enjoyed by him;
•	The assignment to the executive of duties and responsibilities other than those normally associated with his position; or
•	A material diminution or reduction in the executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment with us (or our successor).

The distinction between our President/Chief Executive Officer, on the one hand, and our other Named Executive Officers, on the other, in the automatic nature of a change in control payment was arrived at by our Compensation Committee in an effort to balance competing aims. On the one hand, it was determined that the recruitment and retention of a top-flight chief executive officer, as part of an overall effort to enhance institutional customer service and returns on stockholder equity, dictated a change in control payment not tied to events which might transpire after such change in control. On the other hand, the change in control structure for the other Named Executive Officers was viewed as appropriate for both affording such officers some protection upon a change in control while at the same time avoiding the possibility of creating a significant financial impediment to any possible negotiation for the sale of the Company.

Process for Determining Compensation.

In determining the total compensation of our Named Executive Officers, the Compensation Committee plays the key role. However, our Chief Executive Officer and Chief Human Resources Officer are involved in discussions and make recommendations in determining the compensation (both base salaries and bonuses) of the members of senior management, as well as other employees. The Compensation Committee considers these recommendations when making final decisions on compensation. Compensation decisions regarding our Chief Executive Officer are made entirely by our Compensation Committee.

In terms of data used by the Compensation Committee in making compensation decisions, apart from general financial information respecting the Company, the Compensation Committee has made use of “tally sheets” in recent years that collect data reflecting an executive’s total compensation and performance achievements. Moreover, in 2006 and again in 2007, we hired Mercer, a human resources consulting firm, to review industry surveys and to conduct a comparison of the compensation of executives with similar job responsibilities in similarly-sized financial institutions so that we could better analyze our current compensation packages for our executives.

With respect to the 2008 executive compensation package, the Compensation Committee significantly relied upon the results of the Mercer survey for, among other things, recommending the grant of the restricted stock units described above.

The Mercer survey also described the types of long-term compensation used by our peer group, noting that almost one-half of our peer group members utilize restricted stock awards as a component of their long-term compensation. Based upon all of this information, in January of 2008 the Compensation Committee decided to continue to grant performance units awards to its senior management team and replace, for the near term, the grant of stock options to our senior management team with the grant of restricted stock units.

With respect to the 2009 executive compensation package, the Compensation Committee continued to rely upon the Mercer survey from 2007 to set base salaries. After further consultations with Mercer in October and December 2008 and January 2009, the Compensation Committee chose to award deferred stock units in lieu of the performance unit grants. See the discussion above under “Long-Term Compensation Elements —  Deferred Stock Units.”

The Compensation Committee employed Amalfi Consulting, LLC, (now McLagan), a firm specializing in providing compensation consulting services to financial institutions (“Amalfi”), to review our proposed 2010 incentive compensation programs. Amalfi was asked to pay particular attention to the requirements of recent regulations and releases of the various bank regulatory agencies on compensation practices and to help us ensure that our compensation plans (a) do not encourage unnecessary and excessive risk taking or the manipulation of reported earnings; (b) are consistent with safety and soundness principles; (c) contain effective risk management features; (d) maintain an appropriate balance between short-term focus and long-term value creation; and (e) provide for appropriate controls, monitoring, and approvals. We utilized Amalfi’s suggestions in structuring our 2010 and 2011 compensation plans and in incorporating risk management features, as more fully described in the Compensation Committee Report. Amalfi was also engaged by the Committee to conduct a board of directors corporate governance review for us during 2010, as well as an overall review and peer comparison (the “Survey”) of the compensation of our senior management team.

The Survey was based on a comparison of industry surveys and, in the case of our Named Executive Officers, proxy statement information of peer institutions concerning their named executive officers. It analyzed the total compensation of our executives, including salary, annual bonuses, long-term incentives (including stock options, restricted stock, and other equity-based awards), all other compensation, and retirement benefits. It also compared our financial performance with that of the custom peer group of financial institutions listed below, using a number of financial measures such as return on average assets, return on average equity, and net interest margin. The Survey found that: (a) salaries and cash compensation for our senior management team are on the low end of the competitive range when comparing 2009 compensation; (b) projected total cash compensation (which includes cash incentive awards) for the senior management team for 2010 should be within the competitive range, and above the market median, though this assumes that peer institutions will continue to pay a low percentage in incentive awards during 2010, as was the case in 2009; (c) equity grants as a percent of salary are above the 75th percentile of the proxy peer group, except for the CEO, whose three-year average equity award level was closer to the 25th percentile; (d) the CEO’s 2009 compensation was more than 15% below the market median; (e) though our executive benefits package is competitive with the market, 75% of peer institutions have either a supplemental executive retirement plan or a deferred compensation plan in place for at least one executive officer; (f) while our financial performance for 2009 as a whole was below the peer group median, performance significantly improved beginning with the third quarter, and by the end of the first quarter of 2010, we were performing above the peer group median in most of the financial measures compared. The following banking companies were used by Amalfi in their peer group comparison, based on their asset size, lines of business, and location in or near urban areas:

Bank of Kentucky Financial Corp
Tennessee Commerce Bancorp, Inc.
First Security Group, Inc.
Centrue Financial Corporation
German American Bancorp Inc.
Community Bankers Trust Corp.
First Financial Service Corporation
LNB Bancorp, Inc.
First Citizens Banc Corp
Indiana Community Bancorp	National Bankshares Inc.
Monroe Bancorp
Guaranty Federal Bancshares, Inc.
LCNB Corp.
Valley Financial Corporation
Monarch Financial Holdings, Inc.
Tower Financial Corporation
Kentucky Bancshares Inc.
DCB Financial Corp
United Bancshares Inc.

Based on the Amalfi Survey, various market rate adjustments were made to the salaries of our senior management team, including our CEO. In view of the substantial improvement in the Company’s performance during the last two quarters of 2009 and in 2010, the Compensation Committee increased the 2010 salary of Mr. Rickard (who had agreed to a $10,000 reduction in salary in 2009) to a level consistent with the median for CEOs at institutions performing at or above the 75th percentile in key performance measures.

Other Considerations in Determining Compensation.

Other considerations can factor into the Compensation Committee’s deliberations concerning executive compensation. The amount of the benefits realized by executives under our Stock Award Plan and Performance Units Plan are based upon our overall performance and our stock price and could affect the level of future long-term compensation awards made by the Compensation Committee. In addition, the Compensation Committee is mindful of tax and accounting considerations when making long-term compensation decisions. For example, the dictates of Financial Accounting Standards Board rules governing the expensing of options is a factor in requiring a three year period before the vesting of stock options and restricted stock units. In addition, the FASB standards respecting the current expensing of anticipated realizations of performance units awards are taken into consideration by the Compensation Committee when determining performance unit grants and deferred stock unit grants.

Summary Compensation Table

The following table summarizes compensation information for our President/Chief Executive Officer, chief financial officer and our three other most highly compensated executive officers (the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
James D. Rickard, President and Chief Executive Officer	2010	360,000	22,000	—	—	22,900	404,900
	2009	263,700	—	—	—	22,100	285,800
	2008	262,000	28,000	79,900	22,900	23,100	415,900
Paul A. Chrisco, Executive Vice President and Chief Financial Officer	2010	135,800	33,100	—	—	25,000	193,900
	2009	126,000	—	34,800	—	13,200	174,000
	2008	126,000	9,500	49,900	11,800	12,900	210,100
Michael K. Bauer, Executive Vice President and Chief Credit Officer	2010	181,400	27,600	—	—	26,100	235,100
	2009	178,000	—	34,800	—	16,300	229,100
	2008	131,300	22,500	51,400	12,100	8,000	225,300
Kevin J. Cecil Executive Vice President	2010	140,900	26,200	—	—	23,000	190,100
	2009	136,000	—	34,800	—	13,600	184,400
	2008	136,000	6,400	49,900	11,800	13,300	217,400
Bill D. Wright Executive Vice President, Treasurer, and Director of Planning	2010	128,000	22,500	—	—	21,000	171,600
	2009	126,000	—	34,800	—	13,200	174,000
	2008	126,000	6,300	49,900	11,800	13,200	207,200

(1)	2008 bonus amounts were earned in 2008 but paid in early 2009, except that $15,000 of Mr. Bauer’s bonus was paid to him upon the beginning of his employment in 2008. Seventy-five percent of the awards earned under the 2010 bonus plan were earned in 2010 and paid in early 2011. The remaining twenty-five percent of the awards earned under the 2010 bonus plan (the “Delayed Payments”) are not due and payable until December 31, 2011, and then only if our tangible equity has not declined from its December 31, 2009 level and our NPAs are 3.75% or less. The Delayed Payments have been included in the “All Other Compensation” column above. The amounts reflected under this column for Mr. Rickard represent the grant date value of 1,522 of the 6,022 restricted stock units granted to him on February 15, 2011 (the “RSU Grant”). The Compensation Committee considers that this portion of the RSU Grant was in lieu of a cash bonus that would have been awarded to him in the absence of the CPP Restrictions. See the discussion above under “Long-Term Compensation Elements — Restricted Stock Units.”
(2)	The amounts under this column represent the estimate of aggregate cost of various stock awards to be recognized over the service period determined as of the grant date under Financial Accounting Standards

Board Accounting Standards Codification (“FASB ASC”) 718, excluding the effect of estimated forfeitures, relating to each Named Executive Officer’s (a) performance units granted in 2008, (b) restricted stock units granted in 2008, and (c) deferred stock units granted in 2009.

(a) Performance Units.  Under our Performance Units Plan we granted performance units in 2008. Upon the satisfaction of certain Company financial performance benchmarks (see next paragraph), the participants in our Performance Units Plan could receive a combination of Company Common Stock (or portion thereof) and cash for each performance unit granted. The performance units granted to the Named Executive Officers were as follows: Mr. Rickard — 3,500 performance units granted in 2008; and Messrs. Chrisco, Cecil, Bauer and Wright — 1,800 performance units granted to each in 2008.

2008 Financial Performance Benchmarks.  The performance units awarded in 2008 used as performance criteria our net income and average equity from January 1, 2007 through December 31, 2009 in order to arrive at a targeted return on average equity for fiscal year 2009. For each 2008 performance unit awarded, an executive would have received the value of one (1) unit if our average equity in 2009 had been $69,757,000 and if net income had been $5,631,000 (i.e., a return on average equity of 8.07%). A grid was established that presented variations in average equity and net income which established varying rewards of (a) a partial unit (though a minimum return on average equity of 6.31% had to be achieved for any award to be realized under a 2008 performance units grant) or (b) more than one (1) unit if our performance exceeded the targeted return on average equity.

Vesting and Potential Award Value of 2008 Performance Units.  The 2008 Performance Units vested December 31, 2009. For purposes of the 2008 information in the table above, the aggregate cost to be recognized over the service period determined as of the grant date under FASB ASC 718 was calculated based on the fair market value of a share of the Company’s Common Stock on the date of grant and the assumption at the date of grant that (i) each named Executive Officer would in 2010 be entitled to receive the value of each 2008 performance unit granted and (ii) such value would be paid 65% in the form of Company Common Stock and 35% in the form of cash. Had the highest level of performance conditions associated with this award been achieved, the maximum value of the Common Stock portion of the award determined at the grant date for Mr. Rickard would have been $85,000 while the maximum value for Messrs. Chrisco, Cecil, and Wright would have been $43,700. The maximum value of the award for Mr. Bauer would have been $45,100. The Company did not meet the minimum performance criteria established. Therefore, we did not award any of our Common Stock or cash for the 2008 performance unit grants as of December 31, 2009.

(b) Restricted Stock Units.  Under our Stock Award Plan we granted restricted stock units to Messrs. Rickard, Wright, Chrisco, and Cecil on January 22, 2008 and to Mr. Bauer on March 31, 2008. As required by FASB ASC 718, this column reflects the estimated aggregate cost of the restricted stock units to be recognized over the service period as of the grant date ($37,400 for Mr. Rickard, $28,900 for Mr. Bauer, and $28,000 for Messrs. Chrisco, Cecil and Wright). These amounts were calculated based on the fair market value of a share of the Company’s Common Stock on the date of grant ($18.68 for Messrs. Rickard, Wright, Chrisco, and Cecil and $19.25 for Mr. Bauer) and on the assumption that all units would fully vest for each of the Named Executive Officers. All restricted stock units granted to Messrs. Rickard, Chrisco, Cecil, and Wright vested in February 2011, and those granted to Mr. Bauer vested in March 2011.

(c) Deferred Stock Units.  Under our Stock Award Plan, we granted deferred stock units in 2009. Upon satisfaction of certain Company financial performance benchmarks (see “Compensation Discussion and Analysis, Long-Term Compensation Elements — Deferred Stock Units” above), the participants could receive our Common Stock for each deferred stock unit granted. The deferred stock units granted to the Named Executive Officers were as follows: Mr. Rickard — 7,000 in 2009; and Messrs. Chrisco, Bauer, Cecil, and Wright — 4,000 in 2009. However, due to the CPP Restrictions, Mr. Rickard is no longer able to participate in this program, and the deferred stock units granted to him have been cancelled. Therefore, the table does not include the $60,800 cost of the deferred stock unit award to Mr. Rickard.

The deferred stock units awarded in 2009 have annual performance objectives with a one-time payout following the completion of the third performance year (i.e., December 31, 2011). Each executive’s awarded deferred stock units are divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 are allocated to 2009, 1/3 are allocated to 2010, and 1/3 are allocated to 2011). For purposes of the 2009 information in the table above, the aggregate cost to be recognized over the service period was determined as of the grant date as required under FASB ASC 718. The actual closing share price on the date of grant ($8.07) was used for the first 1/3 of the units. For the second 1/3 of the units, an estimated fair market value of $8.00 per share of our Common Stock was used. For the remaining 1/3 of the units, an estimated fair market value of $10.00 per share of our Common Stock was utilized. It was also assumed that at the date of grant each Named Executive Officer would in 2012 be entitled to receive the value of each 2009 deferred stock unit granted. Should the highest level of performance conditions associated with this award be achieved, the maximum cost of the award for Messrs. Chrisco, Bauer, Cecil, and Wright would be $55,600 and $97,300 for Mr. Rickard (had the units granted to him not been cancelled.) We did not meet the minimum performance criteria established for the first 1/3 of the awards for the 2009 performance year. Therefore, the units allocated to the 2009 performance year did not vest, and the Named Executive Officers will not receive a payout in connection with those units. See the discussion above under “Performance Based Awards —  Deferred Stock Units Awarded in 2009” regarding the potential vesting of the units allocated to the 2010 performance year.

(3)	The amounts under this column represent the aggregate cost to be recognized over the service period determined as of the grant date under FASB ASC 718 relating to each Named Executive Officer’s cash portion of the 2008 performance units grants. Had the highest level of performance conditions associated with this award been achieved, the maximum value of the cash portion of the award determined at the grant date for Mr. Rickard would have been $45,800, while the maximum value for Messrs. Chrisco, Cecil, and Wright would have been $23,500. The maximum value of the award for Mr. Bauer would have been $24,300. The Company did not meet the minimum performance criteria established. Therefore, we did not award any of the 2008 performance unit grants as of December 31, 2009.
(4)	The amounts reflected in this column for each Named Executive Officer include the Delayed Payments, group term life insurance premiums (and in the case of Mr. Rickard, an additional term life insurance policy with a death benefit of $500,000), premiums for long term disability insurance, and supplemental long-term disability insurance purchased for our senior management team, our matching contributions to each Named Executive Officer’s voluntarily deferred salary contribution into his 401(k) plan, dining club dues for Mr. Rickard (which membership was cancelled in July 2009), athletic club dues for Messrs. Bauer and Chrisco and the following yearly car allowance for each Named Executive Officer: $9,000 for Mr. Rickard ($8,625 in 2010) and $7,200 ($5,400 in 2008 for Mr. Bauer) for Messrs. Chrisco, Bauer, Cecil, and Wright.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We refer you to “Compensation Discussion and Analysis” above for a detailed discussion of the various components of compensation that our Named Executive Officers received in 2010. Specifically, we refer you to the following sections:

•	“2005 Stock Award Plan” for a discussion of the purpose and terms of the stock options;
•	“Restricted Stock Units” for a discussion of the purpose and terms of the restricted stock units;
•	“Performance Units Plan” for a discussion of the purpose of the performance units generally; and
•	“Deferred Stock Units Awarded in 2009” for a discussion regarding the performance criteria and vesting schedule for the deferred stock units that were awarded in 2009.

Employment Agreements

As discussed in “Compensation Discussion and Analysis” above, we believe employment agreements help us attract and retain exceptional Named Executive Officers. Employment agreements protect both us and our Named Executive Officers by clarifying in advance each party’s expectations and rights regarding responsibilities, compensation, and circumstances for termination. Accordingly, we have entered into an employment agreement with each of our Named Executive Officers.

Each employment agreement provides the executive with a base salary, which may be increased from time to time as approved by the Board of Directors. The base salary for each of our Named Executive Officers in 2010 is set forth in the column labeled “Salary” in the Summary Compensation Table above.

Each employment agreement had an initial term of two years and is automatically extended each year for an additional year on each annual anniversary date so that at any time the remaining term of the agreement will be from one to two years. The automatic extensions will cease when either party notifies the other of its intention to stop such extensions.

During the term of their respective employment agreements, the executives are entitled to participate in any retirement benefit or incentive plans provided to our employees and executives, to the extent commensurate with their then duties and responsibilities, including supplemental long term disability insurance. In addition, we are required to maintain a $500,000 term life insurance policy for Mr. Rickard.

Both we and the executives have the right to terminate the employment agreements for any reason. Each agreement contains provisions prohibiting the executive (during the remaining term of the employment agreement) from: (a) competing with the Company within 75 miles of our main office; (b) soliciting our customers; or (c) attempting to hire our employees. Such provisions would apply if the executives were terminated or left the Company for any reason other than in the event of a “Change in Control.”

In May of 2009, each of the employment agreements was amended to provide that if, during the Restricted Period, the executive is terminated for other than cause, disability, retirement or death (or if, during the Restricted Period, the executive terminates his employment due to a material breach), the provisions prohibiting him from competing with or being employed by a competing company shall not apply. However, in such event, the provisions of the employment agreement prohibiting the executive from soliciting our customers or employees shall continue in force for one (1) year following termination. This amendment was made because of the CPP Restrictions that prohibit us, during the Restricted Period, from making any payments to the Named Executive Officers due to their departure from the Company for any reason.

Outstanding Equity Awards at Fiscal Year End (Depicted in 2 Tables)

Stock Award Table:  The following table summarizes restricted stock units grants that have not vested and equity incentive plan awards outstanding for each of our named executive officers as of December 31, 2010:

Stock Awards
Name	Grant Date	Number of Restricted Stock Units that Have Not Vested(1),(2)	Market Value as of 12/31/10 of Restricted Stock Units that Have Not Vested(3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested as of 12/31/10(3)(5)
James D. Rickard	01/22/2008	2,000	$19,240
Paul A. Chrisco	01/22/2008	1,500	$14,430
	02/16/2010			1,333	$12,823
Michael K. Bauer	03/31/2008	1,500	$14,430
	02/16/2010			1,333	$12,823
Kevin J. Cecil	01/22/2008	1,500	$14,430
	02/16/2010			1,333	$12,823
Bill D. Wright	01/22/2008	1,500	$14,430
	02/16/2010			1,333	$12,823

(1)	Vesting date was January 22, 2011 for Messrs Rickard, Chrisco, Cecil, and Wright.
(2)	Vesting date was March 31, 2011 for Mr. Bauer.
(3)	The market value of a share of Company Common Stock was $9.62 as of December 31, 2010.
(4)	As discussed in “Performance Based Awards — Deferred Stock Units Awarded in 2009,” the deferred stock units (the “DSUs”) awarded in 2009 have annual performance objectives with a one-time payout following the completion of their third performance year (i.e., December 31, 2011). Each executive’s awarded DSUs are divided into thirds, with one-third allocated to each of the three performance years (i.e., 1/3 are allocated to 2009, 1/3 are allocated to 2010, and 1/3 are allocated to 2011). At the beginning of each performance year, the Compensation Committee or the Board will establish one-year performance goals with corresponding payout percentages. On February 16, 2009 Messrs. Chrisco, Bauer, Cecil, and Wright were each granted 4,000 DSUs, which assumed that the performance target would be met each year. The conditional vesting date for one-third of the DSUs granted on February 17, 2009 was December 31, 2009. However, since the Company did not meet the established performance goal for 2009, none of the DSUs allocated to that performance period vested. See “Performance Based Awards — Deferred Stock Units Awarded in 2009” for a discussion of the vesting of the DSUs allocated to the performance years of 2010 and 2011. This column reflects the DSUs allocated to 2010, which have not vested. For financial reporting purposes, the remaining DSUs to be allocated to 2011 have not been allocated to the executives and thus are not reflected in the table.
(5)	The payouts in this column allocated to the 2010 performance year (for which performance targets were set on February 16, 2010) were calculated based on the assumption that the Company would meet 100% of the targeted performance goals for the performance year of 2010, in which case the Named Executive Officers would receive 100% of the DSUs allocated to that performance year. (See discussion under “Performance Based Awards — Deferred Stock Units Awarded in 2009.”)

Option Award Table:  The following table summarizes the unexercised stock options for each of our Named Executive Officers as of December 31, 2010:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options That Were Exercisable at Year End	Option Exercise Price(1)	Option Expiration Date
James D. Rickard	08/28/2001	4,400	$14.09	08/28/2011
	01/16/2004	2,200	$20.23	01/16/2014
	06/16/2005	2,500	$24.76	06/16/2015
	07/26/2006	3,000	$24.09	07/26/2016
	06/26/2007	5,000	$22.52	06/26/2017
Paul A. Chrisco	08/28/2001	4,400	$14.09	08/28/2011
	01/16/2004	2,200	$20.23	01/16/2014
	06/16/2005	2,500	$24.76	06/16/2015
	07/26/2006	3,000	$24.09	07/26/2016
	06/26/2007	3,000	$22.52	06/26/2017
Michael K. Bauer	—	—	—	—
Kevin J. Cecil	08/28/2001	4,400	$14.09	08/28/2011
	01/16/2004	2,200	$20.23	01/16/2014
	06/16/2005	2,500	$24.76	06/16/2015
	07/26/2006	3,000	$24.09	07/26/2016
	06/26/2007	3,000	$22.52	06/26/2017
Bill D. Wright	03/28/2006	2,000	$22.32	03/28/2016
	07/26/2006	2,000	$21.90	07/26/2016
	11/02/2006	3,000	$22.22	11/02/2016
	06/26/2007	3,000	$22.52	06/26/2016

(1)	The option exercise price of the stock options granted on June 16, 2005, July 26, 2006, and June 26, 2007 each include a 10% premium over the closing market price of a share of Common Stock on the relevant grant date.

Potential Payments upon Termination of Employment Agreement or Change in Control.

Subject to the CPP Restrictions, Messrs. Rickard, Chrisco, Cecil, Bauer and Wright are entitled to receive certain termination payments and change in control payments pursuant to the terms of their employment agreements. We do not have a Company severance policy.

Payments upon Termination of Employment Agreement

Once we repay our obligations under the CPP, each of the executives, assuming he is still employed with us, will be entitled to the following severance benefits if, prior to a change in control of the Company, we terminate his employment agreement without cause, or he terminates his employment because we have materially breached the employment agreement and failed to cure the material breach within fifteen (15) days after we have received written notice of the breach (a “Qualifying Termination”):

•	In equal monthly installments beginning with the first business day of the month following the date of termination, a cash severance amount equal to the executive’s “base salary” which the executive would have earned over the remaining term of his agreement; provided, however, the first six (6) months of compensation payments may be required to be deferred to the seventh month in accordance with Section 409A of the Internal Revenue Code (the “Code”); and
•	Subject to certain exceptions, continued participation in our group insurance plans for the remaining term of his agreement or until he is employed by another employer which provides similar benefits.

For purposes of computing an executive’s cash severance amount, the executive’s “base salary” will be his then current base salary, which cannot be less than the amount specified in his employment agreement. The following table sets forth each executive’s most recent base salary amount.

Severance Payment Table

The following table summarizes the severance payments of base salary and the estimated cost to the Company of personal benefits that Messrs. Rickard, Chrisco, Bauer, Cecil, and Wright would each receive, assuming a Qualifying Termination of his employment agreement as of December 31, 2010 and assuming that we were not prohibited under the CPP Restrictions from making such payments:

Name	Yearly Base Salary as of 12/31/10	Monthly Base Salary	Cost of Monthly Personal Benefits(1)	Termination Date of Employment Agreement as of 12/31/10	No. of Monthly Payments of Base Salary Due Upon Termination	Total Payment
James D. Rickard	$360,000	$30,000	$1,042	July 26, 2012	19	$589,798
Paul A. Chrisco	$146,000	$12,167	*	July 3, 2012	19	$245,349
Michael K. Bauer	$185,000	$15,417	*	March 31, 2012	15	$243,086
Kevin J. Cecil	$146,000	$12,167	*	August 22, 2012	20	$258,760
Bill D. Wright	$130,000	$10,833	*	December 18, 2012	24	$278,170

*	Benefits were less than $10,000 for the year.
(1)	The amounts reflected in this column for the Named Executive Officers include premiums paid for long-term disability insurance, life insurance, health insurance, and our contributions to the Health Savings Accounts of Messrs. Rickard, Chrisco, Bauer, and Wright. The annual cost of health insurance for Mr. Rickard is estimated to be $8,055. Although Mr. Cecil does not currently participate in our health insurance program, for purposes of this calculation we have assumed the same health insurance costs for him as for Messrs. Chrisco, Bauer, and Wright.

Payments Upon “Change in Control”

Definition of “Change in Control”.  A “Change in Control” is currently defined in each of the employment agreements for each Named Executive Officer to correspond with the definition of “a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” as defined in Section 409A of the Code and corresponding regulations.

Following the termination of the Restricted Period (i.e., when we no longer have outstanding any debt or equity securities issued pursuant to the CPP), if a Change in Control occurs, assuming they are still employed with us, each of the Named Executive Officers will be entitled to receive lump sum payments in the amounts and in the circumstances described in the “Compensation Discussion and Analysis” section above under “Payments under Employment Agreements upon Change in Control or Termination of Employment.” Provided, however, the lump sum payment will be deferred until the first business day of the seventh month following the date of the Change in Control of the Company in accordance with Section 409A of the Code if the executive meets the definition of a “specified employee” under that Section.

The executives will also be entitled (subject to certain restrictions, including those imposed by Sections 280G and 4999 of the Code), to continue to participate in our group insurance plans for a period of 24 months (36 months in the case of Mr. Rickard) from the date of the Change in Control or until employed by another employer who provides similar benefits.

Change in Control Compensation Table

The following table summarizes the Change in Control Compensation that Messrs. Rickard, Chrisco, Bauer, Cecil and Wright would each be entitled to receive, assuming (1) each was entitled to receive such payment, (2) the Change in Control occurred as of December 31, 2010, and (3) we were not prohibited under the CPP Restrictions from making such payments:

Name	Yearly Base Salary as of 12/31/10	Cost of Multiple of Base Salary to be Provided by the Company(1)	Cost of Personal Benefits to Company(2)(3)	Average Car Allowance for Past 2 Years	Cost of Multiple of Average Car Allowance to be Provided by the Company(4)	Average of Yearly Bonus Paid for 2009 and 2010	Cost of Multiple of Average Yearly Bonus to be Provided by the Company(5)	Total Payment
James D. Rickard	$360,000	$1,080,000	$37,494	n/a	n/a	n/a	n/a	$1,117,494
Paul A. Chrisco	$146,000	$292,000	$17,906	$7,200	$14,400	$22,094	$44,188	$368,494
Michael K. Bauer	$185,000	$370,000	$18,930	$7,200	$14,400	$18,375	$36,750	$440,080
Kevin J. Cecil	$146,000	$292,000	$18,502	$7,200	$14,400	$17,472	$34,944	$359,846
Bill Wright	$130,000	$260,000	$18,178	$7,200	$14,400	$15,024	$30,048	$322,626

(1)	Three times yearly base salary for Mr. Rickard and two times the yearly base salary for Messrs. Chrisco, Bauer, Cecil and Wright.
(2)	Cost of personal benefits to the Company for thirty-six (36) months for Mr. Rickard and twenty-four (24) months for Messrs. Chrisco, Bauer, Cecil and Wright.
(3)	The amounts reflected in this column for the Named Executive Officers include (i) premiums paid for life insurance, for long-term disability insurance, for supplemental long-term disability insurance purchased for our senior management team, and (ii) the following health insurance benefits that Messrs. Rickard, Chrisco, Bauer and Wright would receive upon a Change in Control. (Although Mr. Cecil does not currently participate in our health insurance program, for purposes of this calculation we have assumed the same health insurance costs for him as for Messrs. Chrisco, Bauer and Wright.):

Named Executive Officer	Rickard	Chrisco	Bauer	Wright	Cecil
Health Ins. Benefits	$8,055	$7,857	$7,857	$7,857	$7,857
(4)	Two times the average car allowance for the past two years, except for Mr. Rickard, who does not receive any payment with respect to his car allowance.
(5)	Two times the average yearly bonus paid for 2009 and 2010, except for Mr. Rickard, who does not receive any payment with respect to his bonus. The amounts reflected in this column assume that the officers would qualify to receive the 25% component of the bonuses earned under the 2010 Plan that are only payable if certain conditions concerning nonperforming assets and tangible equity continue to be met. (See discussion under “Currently Paid Compensation Elements — Senior Management Cash Bonus Plan.”)

Compensation Committee Report

The Compensation Committee of our Board of Directors has furnished the following report:

The Compensation Committee determines the total compensation of the Company’s President/Chief Executive Officer. With input from the Company’s President/Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer, the Compensation Committee also determines the total short-term and long-term compensation of the Directors and other executive officers of the Company. The Compensation Committee does not have the power to delegate its authority. The Compensation Committee does not have a charter.

To determine the compensation for the President/Chief Executive Officer, other executive officers and Directors, the Compensation Committee reviews the following items, if applicable:

•	the individual’s current total compensation package;
•	the Company’s financial performance;
•	how well the individual met the performance goals the Compensation Committee previously established for the individual;
•	the importance of the individual to the Company’s financial performance;
•	economic conditions within the industry;
•	industry surveys and other information regarding compensation paid to executives and directors performing similar duties for financial institutions in the Company’s market area or financial institutions of a size comparable to the Company, wherever located; and
•	the size of the Company and the complexity of its operations.

The Compensation Committee periodically reviews each component of the Company’s executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to various Company performance targets, which may include one or more of the following: diluted earnings per share, income, expenses, asset quality, operating margins, return on assets, and return on equity. The Compensation Committee places significant weight on the recommendations of our President/Chief Executive Officer, as well as economic conditions and peer group compensation surveys, to provide additional information to support the compensation planning process. As described in more detail in the “Compensation Discussion and Analysis” section above under “Process for Determining Compensation,” the Compensation Committee employed Amalfi Consulting, LLC in 2009 to review our proposed 2010 incentive compensation programs. The Committee also engaged Amalfi in 2010 to conduct an overall compensation review for our senior management team and certain other officers. Amalfi consultants reported directly to the Compensation Committee, and the Committee discussed, reviewed, and approved all consulting projects performed by Amalfi. In 2010, Amalfi provided governance consulting and executive compensation related services and did not provide any other services to the Company.

Regulations adopted by the United States Department of the Treasury under the authority granted by the Emergency Economic Stabilization Act of 2008, as amended (the “Treasury Regulations”), require the Compensation Committee to, at least every six months: (a) review the Company’s compensation plans with its senior risk officers in light of the risks posed by such plans and to ensure that they do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (b) evaluate with its senior risk officers how to limit any such risks; and (c) ensure that such plans do not encourage the manipulation of reported earnings in order to enhance the compensation of employees; and to certify in the Company’s annual proxy statement to stockholders the Compensation Committee’s completion of these reviews. The Compensation Committee certifies that (1) it has reviewed with senior risk officers the Named Executive Officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (2) it has reviewed with senior risk officers the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Treasury Regulations also require the Compensation Committee, as part of its report in this annual proxy statement, to provide a narrative description identifying each of the Company’s compensation plans. In this description the Company is required to explain (a) how any unnecessary risks posed by such plans have been limited, (b) how the plans do not encourage behavior focused on short-term results rather than long-term value creation, (c) how the plans do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company, and (d) how the plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee. While we will not attempt, in this report, to repeat the description of compensation plans already discussed in other parts of the proxy statement, we will address the actions that have been taken with respect to those plans to limit unnecessary risks and discourage the manipulation of earnings. We do not believe that risks arising from the compensation policies and practices for our employees are reasonably likely to have a material adverse effect upon the Company.

•	Senior Management Cash Bonus Plan. To further discourage and limit the taking of unnecessary and excessive risks, new performance metrics were added to this plan in 2010. For example, a significant portion of the reward to officers who are responsible for credit decisions is tied to the Company’s non-performing assets (“NPAs”) percentage. With the exception of the Chief Risk Officer (whose bonus is based solely on an evaluation by the Audit Committee and the CEO), the plan provides that no rewards will be made if certain standards regarding tangible equity and NPAs (the “Conditions”) are not met. In addition, 25% of any amounts earned under the plan is not payable for an additional year and will not be paid unless the Conditions continue to be met as of 12/31/2011.
•	Base Salaries. Past salary surveys have verified that base salaries of the Company’s officers are not excessive, in comparison with peers, and we do not believe that there is anything in the base salary compensation structure of the Company, or in the manner in which raises are awarded, that poses any unnecessary risk. Moreover, the annual performance reviews of all employees responsible for soliciting loans include specific performance metrics relating to the charge off and past-due percentages of their loan portfolios, as well as relating to the percentage of their risk-rated loans.
•	Business Services Incentive Plan. This plan provides cash incentives to Business Services officers who meet targeted goals in soliciting business loans and deposit accounts. To further discourage and limit the taking of unnecessary and excessive risks, a portion of the awards earned under this plan will not be paid if the employee’s loan portfolio exceeds targeted percentages for charge-offs, past due loans, or risk-rated loans. Awards are also conditioned upon the Company’s meeting certain standards regarding NPAs and budgeted net income available to stockholders. Furthermore, 25% of any amounts earned under the plan are not payable for an additional two years and will not be paid out unless the charge-off, past dues, and risk-rated loan conditions described above continue to be met as of the end of each of those two years.
•	Retail Incentive Plan. This plan pays cash incentives to all employees of the Company’s financial centers if specific loan and deposit generation goals are met for their respective offices. A portion of the awards earned under this plan by the employees of a particular financial center also will not be paid unless risk-based performance metrics similar to those in the Business Services Incentive Plan have been met with respect to their center and unless the same Company-wide performance conditions relating to NPAs and net income have been met.
•	Treasury Management Incentive Plan. This plan pays cash incentives to calling officers who solicit merchant credit card processing accounts and various electronic banking business. Awards are based upon achieving specific revenue and non-interest deposit goals, among other things. Since the employees in this plan are not responsible for making credit decisions, no risk-based performance metrics have been included.

•	Secondary Market Mortgage Sales Plan. Under this plan, officers who originated mortgage loans which were sold on the secondary market receive a percentage of the fee income recognized from such sales for months in which production goals are reached. In response to recent federal legislation, awards under this plan for 2011 will be based upon the volume of loans sold. Since we do not retain any credit risk with respect to the sale of these loans, no risk-based performance metrics have been included.
•	Stock Award Plan. Three types of awards, all of which are described in more detail in the Compensation Discussion and Analysis, have been made to various employees under this plan: (1) incentive stock options (“ISOs”); (2) restricted stock units (“RSUs”); and (3) deferred stock units (“DSUs”). We do not believe that any of the grants under the Stock Award Plan encourage the taking of unnecessary and excessive risks because: (a) all of the awards are equity-based incentive compensation that align the interests of the employees with those of stockholders; (b) the value of the ISOs, RSUs, and DSUs are tied to the market value of the Company’s common stock and will be enhanced to the extent the Company recognizes improved earnings over a longer period of time; (c) since the awards are payable in stock, the tax code treatment of long-term versus short-term capital gains also encourages the recipients to hold the stock that they receive, which discourages their taking short-term actions to improve earnings that may not have a more long-term effect upon the value of the Company; and (d) the required vesting period (three years under almost all of the recent awards) discourages employees from taking short-term actions which will not have a more lasting effect upon the value of the Company.
•	Deferred Stock Units. The deferred stock units issued to various officers in February of 2009 are subject to annual performance goals. As mentioned in the Compensation Discussion and Analysis, to further discourage and limit the taking of unnecessary and excessive risks, the annual performance goals that the Compensation Committee established for 2010 and 2011 are based, not only upon our achieving certain levels of net income, but also on our maintaining or achieving NPAs and tangible equity goals.
•	Performance Units Plan. As discussed in the Compensation Discussion and Analysis, there are no performance unit awards currently outstanding under this plan. This is also an equity-based incentive plan, as awards are payable primarily in common stock of the Company, and this plan also has a delayed vesting feature, as participants are required to be actively employed by the Company at the time of payments under the plan. Thus, we also do not believe that this plan encourages the taking of unnecessary and excessive risks.
•	Employment Agreements. As discussed in the Employment Agreements section, each of the Named Executive Officers has an employment agreement which we consider to be part of their overall compensation package. We do not believe that these agreements encourage excessive and unnecessary risk taking for the following reasons: (a) the agreements contain no unusual provisions guaranteeing excessive payments; and (b) Mr. Rickard’s agreement is the only one that provides for the receipt of an automatic payment in the event of a change in control of the Company, and his agreement has been amended to provide that no such payment shall be made during the period in which the debt or equity securities issued under the CPP are outstanding.
•	Miscellaneous Referral Fees. From time to time, the Company offers incentive fees to employees for various referrals and sales, such as the following: (a) referrals which result in the opening of new merchant credit card processing accounts or customer credit card accounts; (b) sales of credit life insurance in connection with consumer loans; (c) signing up customers to receive e-statements; and (d) referrals which result in the sale of properties taken as collateral on delinquent loans. We do not believe that any of these referral fees encourage excessive or unnecessary risk taking because they are immaterial in amount and are not related to credit approval decisions.
•	Perquisites. The Company provides nominal perquisites to its senior management team and certain other officers. Because of the relatively small dollar amount of these perquisites and because they are not tied to any specific performance metrics, we do not believe that this element of compensation in any way encourages excessive or unnecessary risk taking.

We do not believe that there is anything inherent in the various compensation plans described above that encourages the manipulation of reported earnings to enhance the compensation of any employee. Furthermore, the Company has taken the following additional steps to discourage any such manipulation of earnings: (1) as required by the Treasury Regulations, we have adopted a “clawback” policy providing that any incentive compensation paid to any of the Named Executive Officers or any of the next twenty most highly-compensated employees of the Company is subject to recovery if the payments were based on materially inaccurate statements of earnings, revenues, gains or other criteria, and our incentive plans contain language to this effect; and (2) we have adopted an Incentive Compensation Policy which requires that: (a) all new incentive plans undergo a risk-assessment; (b) the information necessary to determine whether performance criteria in incentive plans, including risk measurements, have been met shall be provided by the Accounting Department prior to any payments being processed by the Human Resources Department; and (c) the Audit Department will regularly conduct internal audits to ensure that all such processes and controls are being followed and will report the results of such audits to the CEO and the Compensation Committee.

Most of the plans also contain a provision allowing the Compensation Committee to make discretionary adjustments and to either make or withhold awards based on factors not specifically measured or originally contemplated (such as the quality of the job being performed and unforeseen circumstances). The Committee did approve several discretionary awards (a) under the Business Services and Retail Incentive Plans in cases where employees achieved favorable results but failed to meet each of the conditions for payment; and (b) under the Senior Management Cash Bonus Plan (see “Currently Paid Compensation Elements” under “ Compensation Discussion and Analysis”).

We also do not believe that our compensation plans encourage behavior focused on short-term results rather than long-term value creation, as the plans use multiple performance goals and risk-based criteria and, in a number of cases (a) measure performance over a multi-year period; (b) provide for delayed payment of awards in order to ensure that risk-based performance measurements continue to be met over an extended period of time; and (c) provide for payment in the common stock of the Company, which effectively aligns the interests of employees with those of stockholders in enhancing the long-term value of the Company’s stock.

Please refer to “Compensation Discussion and Analysis” above for a more thorough discussion of the Company’s philosophy and procedures. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review of the Compensation Discussion and Analysis and discussions with management, the Compensation Committee recommended to the Executive Committee of the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2011 Annual Stockholders’ Meeting.

COMPENSATION COMMITTEE

Timothy T. Shea, Chairman	Gary L. Libs	Kerry M. Stemler	R. Wayne Estopinal

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee received fees totaling $120,000 or more during 2010.

In addition, Directors of the Company, including the members of the Compensation Committee (Timothy T. Shea, R. Wayne Estopinal, Gary L. Libs and Kerry M. Stemler), have loans from Your Community Bank and the Scott County State Bank that were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

Additional information concerning transactions with related persons is hereby incorporated by reference to Note 3, “Loans,” and Note 6, “Deposits,” of our December 31, 2010 audited consolidated financial statements filed on Form 10-K.

Stock Ownership by Directors and Executive Officers

The following table shows, as of March 10, 2011, the amount of our Common Stock that is beneficially owned by the members of our Board of Directors and our Named Executive Officers and by all of our Directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Not Subject to Options(1),(2)		Number of Shares Subject to Exercisable Options(2)	Total Number of Shares Beneficially Owned	Percent of Class(3)
George M. Ballard	14,001	(4)	3,000	17,001	*
R. Wayne Estopinal	12,488	(5)	3,000	15,488	*
Gary L. Libs	125,842	(6)	4,000	128,927	3.92%
Norman E. “Ned” Pfau, Jr.	102,376	(7)	3,000	105,376	3.18%
James D. Rickard	11,701	(8)	17,100	28,801	*
Timothy T. Shea	115,224	(9)	4,000	119,224	3.60%
Kerry M. Stemler	60,618	(10)	4,000	64,618	1.95%
Steven R. Stemler	5,192	(11)	3,000	8,192	*
Michael K. Bauer	975	(12)	0	975	*
Kevin J. Cecil	4,920	(13)	15,100	20,020	*
Paul A. Chrisco	4,451	(14)	15,100	19,551	*
Bill D. Wright	1,271	(15)	10,000	11,271	*
Total of all Directors and Executive Officers as a group	488,428		116,150	604,578	17.64%

*	Ownership is less than 1%.
(1)	All entries based on information provided to the Company by its Directors and executive officers.
(2)	For purposes of this table, a person is considered to beneficially own shares of Common Stock if he directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he has the right to acquire the shares under options which are exercisable currently or within 60 days of March 10, 2011. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.
(3)	Shares of Common Stock attributed to a named person by virtue of options exercisable currently or within sixty days of March 10, 2011 are deemed outstanding for purposes of computing the percentage of outstanding shares of Common Stock owned by such person (and for all Directors and executive officers as a group) but are not deemed outstanding for purposes of computing the percentage of any other person.
(4)	Includes 2,290 shares held in Mr. Ballard’s IRA.
(5)	All shares are owned jointly by Mr. Estopinal and his spouse.
(6)	Includes 37,452 shares owned jointly by Mr. Libs and his spouse.
(7)	Includes 91,820 shares held by Cake Holdings, Inc., a company that is partially owned by Mr. Pfau.
(8)	Includes 6,059 shares held in Mr. Rickard’s IRA.
(9)	Includes 41,022 shares held in the C. Thomas Young Family Trust, of which Mr. Shea serves as a co-trustee, 1,460 shares owned jointly by Mr. Shea and his spouse, 17,266 shares held in Mr. Shea’s IRA, and 779 shares held in his spouse’s IRA.
(10)	Includes 333 shares owned by Mr. Stemler’s daughter, 14,493 shares held in Mr. Stemler’s IRA and 6,697 shares held in his spouse’s IRA.
(11)	All of such shares are owned jointly by Mr. Stemler and his spouse.

(12)	This is an approximate figure, as the exact number of shares realized by the grant of Restricted Stock Units to Mr. Bauer will not be ascertained until they actually vest on March 31, 2011.
(13)	Includes 605 shares held in Mr. Cecil’s IRA.
(14)	Includes 1,511 shares held in Mr. Chrisco’s IRA.
(15)	Includes 300 shares held in Mr. Wright’s IRA.

Report of the Audit Committee

The Audit Committee of the Board of Directors has furnished the following report:

The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. A copy of our Audit Committee Charter is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. The Audit Committee will review and reassess the Charter annually and recommend any changes to the Board for approval.

Management is responsible for the preparation of the Company’s financial statements. The independent registered public accounting firm is responsible for the audit of the consolidated financial statements. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and Crowe Horwath LLP, the Company’s independent registered public accounting firm at the time of the audit;
•	Discussed with Crowe Horwath LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct, scope and results of the audit; and
•	Received written disclosures and the letter from Crowe Horwath LLP regarding its independence (as required by the Public Accounting Oversight Board Rule 3520).

The Audit Committee discussed with Crowe Horwath LLP such firm’s independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit team’s organization, responsibilities, budget and staffing. The Audit Committee discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Timothy T. Shea, Interim Chairman	George M. Ballard	Norman E. “Ned” Pfau, Jr.

Independent Registered Public Accounting Firm

Preapproval Policies and Procedures.  The Audit Committee is responsible for appointing, setting compensation for and overseeing the work performed by our independent registered public accounting firm. The Audit Committee has adopted policies regarding the use of independent registered public accounting firms for permissible non-audit services. A copy of these policies is available through the Investor Relations section (Governance Documents section) of our website at the following address: www.yourcommunitybank.com. In accordance with that policy, the committee annually preapproves a list of specific services and categories of service, including audit, audit-related tax and non-audit services described below, for the upcoming and current fiscal year, subject to specific cost levels. Preapproval may be granted by action of the full Audit Committee or by the Audit Committee Chairman under delegated authority. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services provided to the client are not appropriately approved, each service provided by our independent auditors has been approved in advance by the Audit Committee or the Audit Committee Chairman. None of those services required use of the de minimis exception to preapproval contained in the SEC’s rules.

Fees and Related Disclosures for Accounting Services.  The aggregate fees we incurred for professional services rendered by Crowe Horwath LLP were as follows:

Audit Fees — The aggregate fees incurred for professional services rendered by Crowe Horwath LLP for the audit of the Company’s annual consolidated financial statements for fiscal years ended December 31, 2010 and 2009, including review of the interim consolidated financial statements included in the quarterly reports for 2010 and 2009 were $131,500 and $136,750, respectively.

Audit-Related Fees — The aggregate fees incurred for professional services rendered for various accounting matters provided by Crowe Horwath LLP for the fiscal years ending December 31, 2010 and 2009 were $3,500 and $0, respectively.

Tax Fees — The aggregate fees incurred for professional services rendered for tax related services by Crowe Horwath LLP for the fiscal years ending December 31, 2010 and 2009 were $38,425 and $31,250, respectively. Services for 2010 related to tax return preparation, various tax consultations and tax credit opportunities. Services for 2009 related to tax return preparation, assistance with taxing authority examinations, various tax consultations, and tax credit opportunities.

All Other Fees — The aggregate fees incurred for services rendered by Crowe Horwath LLP to us, other than the services described above, were $0 for 2010 and $4,175 for 2009. The services rendered for 2009 are related to automated work papers software and licenses.

All services provided by Crowe Horwath LLP in 2010 and 2009 were approved by the Audit Committee. All fees were approved in accordance with the preapproval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

Items To Be Voted On

Proposal No. 1 —	Ratification of Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, our Board of Directors determined to engage Crowe Horwath LLP (“Crowe”) as its independent registered public accounting firm for the fiscal year ending December 31, 2011 and further directed that the selection of Crowe be submitted for ratification by the stockholders at the Annual Meeting. Crowe served as our independent auditors for the years ended December 31, 2010, 2009 and 2008.

The reports of Crowe for the years ended December 2010, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2010, 2009 and 2008, and from the period from December 31, 2010 to March 31, 2011, there were no disagreements between us and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Article X of our Bylaws states that our independent auditors will be appointed by the Board of Directors, with the appointment subject to annual ratification by the stockholders. The Board of Directors and the Audit Committee of the Board of Directors will reconsider that appointment if it is not ratified by the stockholders. The appointment will be deemed ratified if votes cast in its favor at the Annual Meeting exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the appointment.

We have been advised by Crowe that neither it nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Crowe will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal No. 2 —	Election of Directors

Our Articles of Incorporation provide for a classified Board of Directors. The Board of Directors is divided into three classes, which are as equal in number as possible. The directors in each class serve for a term of three years, and one class is elected annually. At the Annual Meeting, you will be asked to elect three directors for a term to expire at the Annual Meeting of Stockholders to be held in 2014. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with our bylaws for the remainder of the full term of the vacant directorship.

George M. Ballard, Norman E. (Ned) Pfau, Jr., and James D. Rickard are currently serving as directors in the class of directors whose terms expire at the Annual Meeting. Our Board has nominated each of Messrs. Ballard, Pfau, and Rickard to serve a 3-year term, until our 2014 annual stockholders’ meeting (or until their successors have been elected and qualified).

Each of the nominees has agreed to serve as a director if elected. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of these nominees. If any of them should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Information About Director Nominees

The following biographies show the age and principal occupations during the past five years of each of the nominees for director and each director whose term continues beyond the Annual Meeting. The biographies also show tenure as a director of our subsidiaries, Your Community Bank and The Scott County Bank. Ages are shown as of March 10, 2011.

Nominees for Three-Year Terms Ending in 2014

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director
George M. Ballard	63	Director of Community Bank of Kentucky, Inc. until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Vice-President and partial owner of TEBCO, Inc., a farming and real estate partnership, since 1971. President and partial owner of Ballard Brothers, Inc., a farming and real estate partnership, since 1998. President and partial owner of Culpepper VII, LLC, a farming and real estate partnership, since April, 2002. Vice President, Treasurer and partial owner of Tom Ballard Co., LLC, a farming and real estate partnership. Mr. Ballard has worked, owned, operated and been affiliated with many successful businesses, including: real estate development and management; hotel-motel business operations; state and federal highway and private road construction; coal stripping operations; and beef cattle farming operations. He has extensive experience in recognizing, counteracting and alleviating risk. Mr. Ballard has financial experience from operating the companies that he currently owns and has owned in the past. He brings a wealth of business and leadership experience and knowledge that strengthens the Board’s collective qualifications, skills and experience.	2001

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director
Norman E. “Ned” Pfau, Jr.	67	Director of the Company since 2007. President, CEO, and Treasurer of Geo. Pfau’s Sons Co., a global processor and manufacturer of specialty fats and oils, headquartered in Jeffersonville, Indiana, since 1965. Mr. Pfau is also a partial owner of Covered Bridge Golf Club and Champions Pointe Golf Club, both of which are located in Clark County, Indiana. Mr. Pfau serves as the Vice President of the River Ridge Development Authority. He has previously served on the Audit Committee of the Indiana University Foundation, presently serves on the Audit Committee of Ivy Tech Community College, and has experience in providing oversight for monthly financial statements and annual certified audits. Mr. Pfau has previously served as a director of Bank One, Kentucky, and as a director of the Louisville Branch of the Federal Reserve Bank of St. Louis. Mr. Pfau has an excellent understanding of complex financial reports and banking transactions. He has significant experience with banking regulations and compliance issues. Mr. Pfau brings extensive business and financial insight, experience, and knowledge that strengthen the Board’s collective qualifications, skills and experience.	2007
James D. Rickard	57	Director, President and Chief Executive Officer of the Company since 2000. Director of Your Community Bank since 2000. Director of Community Bank of Kentucky, Inc. from 2000 until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Director of The Scott County State Bank since 2006. Mr. Rickard brings a long and varied experience in all areas of banking (accumulated through several banking cycles) which gives both the Company and the Board of Directors an in-depth insight into the banking industry. He has 37 years of banking experience (23 of which have been as a Chief Executive Officer.) Mr. Rickard has twice previously taken under performing banks and, through team management, led them to above peer performance. Mr. Rickard’s extensive banking and executive management experience strengthens the Board’s collective qualifications, skills and experience.	2000

The Board of Directors recommends that you vote FOR the election of each of the nominees for Director for a term expiring in 2014.

Information About Continuing Directors

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2012

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director
Timothy T. Shea	67	Director of Your Community Bank since 1986. Director of Community Bank of Kentucky, Inc. from 2002 until its merger with Your Community Bank in 2003. Director of Your Community Bank Nelson County Business Development Board. Partner in Shea and Young LLC, a real estate investment company located in New Albany, Indiana, since 1993. Mr. Shea is the retired President and Chief Executive Officer of Vermont American, a power tool company, having worked there from 1978 until 2002. Previous to that time, he was employed by Ernst and Young from 1967 until 1978, conducting audits of financial institutions. Mr. Shea achieved CPA status in 1970. Mr. Shea’s extensive financial and accounting expertise, as well as experience in internal controls and financial reporting, strengthens the Board’s collective qualifications, skills and experience.	1994
Steven R. Stemler	50	Director of Your Community Bank since 2002, having previously served as a Director of Heritage Bank of Southern Indiana from its formation in 1996 until its merger with Your Community Bank in 2002. President and owner of The Stemler Corporation, a corporation providing both commercial and residential plumbing and irrigation services in Indiana and Northern Kentucky. President and sole owner of the Stemler Development Co. LLC, a land development business in Southern Indiana. Elected to the Indiana House of Representatives in 2007, representing District 71. Mr. Stemler, as a business owner, has financial experience and, as a legislator, has government financial experience. These experiences, along with his extensive knowledge of the local market, local customer base and the workings of the state government, strengthen the Board’s collective qualifications, skills and experience.	1997

Directors Whose Terms Expire in 2013

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director
R. Wayne Estopinal	55	Director of Your Community Bank since 2002, having previously served as a Director of Heritage Bank of Southern Indiana from its formation in 1996 until its merger with Your Community Bank in 2002. Founder, President, and 100% owner of The Estopinal Group, LLC, an architectural firm in Jeffersonville, Indiana. Mr. Estopinal has an extensive understanding of small business practices, both domestic and international. Because his business functions on both domestic and international levels, he has a good understanding of economics, marketing, human resources, and risk management that strengthens the Board’s collective qualifications, skills and experience.	2004

Name	Age	Positions with the Company, Principal Occupations and Other Public Directorships	Year First Elected Director
Gary L. Libs	59	Vice Chairman of the Board of Directors since 2002. Director (since 1989) and Chairman of the Board (since May 2002) of Your Community Bank. President and Chief Executive Officer of Libs Paving Co., Inc. in Floyds Knobs, Indiana, since 1972. President and Chief Executive officer of Asphalt Supply Co. in Jeffersonville, Indiana, since 1992. As President and Chief Executive Officer of his own businesses, Mr. Libs has extensive leadership, financial, and operational experience. Mr. Libs has a good understanding of compensation evaluation and extends that understanding to the Company’s Compensation Committee. He has been a part of Libs Paving for 39 years and brings that experience to the Company. Mr. Libs’ experience in the preparation, analysis and evaluation of financial statements and understanding of internal controls and procedures for financial reporting strengthens the Board’s collective qualifications, skills and experience.	1994
Kerry M. Stemler	53	Director of Your Community Bank since 1994. President and Chief Executive Officer of KM Stemler Co., Inc., a commercial and industrial general contracting firm in the Southern Indiana/Metro Louisville, Kentucky market area. He has owned and operated this company since 1981. He is President and Chief Executive Officer of KM Stemler Trucking, Inc., a specialized interstate carrier of heavy equipment, industrial forklifts and machinery, primarily in the states of Indiana, Kentucky, Ohio, Illinois, and Tennessee. He is also an owner/member of several commercial real estate property leasing and development companies in the region. Properties leased and developed include Class A office space, truck terminals, commercial warehousing and advanced manufacturing facilities. Mr. Stemler was appointed by the governor of Indiana to the Ohio River Bridges Bi-State Authority where he serves as co-chair. He has served and continues to serve on numerous boards within the community and his industry. Mr. Stemler has an understanding of complex financial reports and banking transactions. He has experience with banking regulations and compliance issues. His community involvements give him the opportunity to offer insight to the Company that may be different from that of other members of the Board of Directors. Mr. Stemler’s extensive financial, management, operational and strategic planning experience strengthens the Board’s collective qualifications, skills and experience.	1997
Proposal No. 3 —	Advisory Vote on Executive Compensation and Procedures

On February 17, 2009, President Barack Obama signed the American Recovery and Reinvestment Act of 2009 (the “2009 Act”) into law, which requires companies that have received funds under the United States Department of the Treasury’s Capital Purchase Program (the “CPP”), as established under the Troubled Asset Relief Program (“TARP”) of the Emergency Economic Stabilization Act of 2008, to permit non-binding stockholder votes on executive compensation. We are required to submit this proposal to you because we have participated in the CPP.

In the section of this proxy statement entitled “Compensation Discussion and Analysis,” we have described the compensation packages for our executive management team, as well as the process by which our Compensation Committee determines the compensation for our executive management team. Further, the section of this proxy statement entitled “Executive Compensation” describes in specific detail the compensation that we paid our named executive officers in 2010. We believe this disclosure provides our stockholders with the information they need to make an informed decision regarding whether or not to approve our executive compensation programs and procedures. We ask that you endorse the following proposal:

“The Company’s overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis section and the Executive Compensation section of this proxy statement, are approved.”

As provided by the 2009 Act, the stockholder vote shall not be binding on our Board and will not be used to overrule any previous executive compensation decisions that we and our Board have made. We are not creating or implying any additional fiduciary duties on our Board by asking you to vote on this proposal.

The Board of Directors recommends voting FOR this proposal.

Executive Officers Who Are Not Directors

Set forth below is information about our executive officers who do not serve as Directors, including their business experience for at least the past five years and their ages as of March 10, 2011. Our officers are elected annually by the Board of Directors for a term of one year or until their successors are elected and qualify.

Name	Age	Positions with the Company, Your Community Bank and Business Experience
Michael K. Bauer	56	Executive Vice President and Chief Credit Officer of the Company and Your Community Bank since 2008. Executive Vice President, MainSource Bank, Greensburg, Indiana, from 2006 until 2008, having previously served as President, South Region, of MainSource Bank, New Albany, Indiana, from 2005 until 2006. President and Chief Executive Officer of Regional Bank, New Albany, Indiana, from 1996 until 2005. Mr. Bauer has spent his entire career in banking.
Scott P. Carr	35	Senior Vice-President (Audit and Risk Management) and Internal Auditor for the Company, having been appointed in 2009. He also serves as Compliance Officer, Community Reinvestment Officer, and Privacy Officer. He was the Bank Secrecy Act Officer and the Information Security Officer until January, 2010. He served as the Compliance Officer, CRA Officer, and Bank Secrecy Act Officer at Your Community Bank from March 7, 2005 until 2009.
Kevin J. Cecil	56	Executive Vice President of the Company. Senior Vice-President from 2002 until 2008. Director of Your Community Bank since December 2001. President and Chief Executive Officer of Your Community Bank since August 2001 and oversees the Business Services operations of Your Community Bank. Mr. Cecil has been in the financial services industry since 1977.
Paul A. Chrisco	42	Executive Vice-President and Chief Financial Officer of the Company. Senior Vice President and Chief Financial Officer from 2001 until 2008. He has held financial officer and accounting positions with the Company since 1997.
Jonathan Todd Frossard	29	Senior Vice President, Treasury Management Sales and Product Strategy, for Your Community Bank from February, 2009 until the present. Previously served as Vice President of Retail Administration for Your Community Bank from December, 2006 until January, 2009. Served as a Branch Manager for Your Community Bank from June, 2004 until December, 2006.
J. Robert McIlvoy	50	Senior Vice-President of the Company since December 2001 and oversees the retail operations of the Company. Mr. McIlvoy has been in the financial services industry since 1984.
M. Diane Murphy	61	Senior Vice-President and Community Relations Officer of the Company since 2006 and Senior Vice President since 1996. President of the Your Community Bank Charitable Foundation since 2006. Chief Human Resources Officer of Your Community Bank from April 2000 until 2006. Community Relations Officer of Your Community Bank since 2006. Affiliated with Your Community Bank since 1967.

Name	Age	Positions with the Company, Your Community Bank and Business Experience
Carl R. Page	62	Senior Vice President and Chief Human Resources Officer. Vice President and Chief Human Resources Officer from 2006 until 2007. Principal in Customer First Research Group, LLC, from 2003 to 2006. Executive Vice President, Administrative Services and Human Resources, Bank One, Kentucky from 1988 until 1996; General Counsel from 1974 until 1988; and Corporate Secretary from 1976 until 1996.
Bill D. Wright	51	Executive Vice President, Treasurer and Director of Planning for the Company. Senior Vice President, Treasurer and Director of Planning from 2006 until 2008. Vice President and Controller from February 2006 to November 2006. Chief Financial Officer of Citizens First Corporation, of Bowling Green, Kentucky, from 2000 until 2005.
Maury H. Young	33	Controller since 2006. Previously served as an auditor at BKD, LLP from 1999 until 2006, where he supervised audits of banks with assets of $3 billion and under. He obtained his CPA in 2002.
Sydney R. Whitlock	33	President and Chief Executive Officer of The Scott County State Bank since 2007. Vice President, Retail Administration, Your Community Bank from 2005 until January 2007. Employee of Your Community Bank since 1998.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

COMMUNITY BANK SHARES OF INDIANA, INC.

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As part of our efforts to cut unnecessary expenses and conserve the environment, Community Bank Shares of Indiana, Inc. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/3799.

The annual stockholder meeting will be held at 1:00 p.m. on May 17, 2011, at The Grand, 138 East Market Street, New Albany, Indiana. The matters to be covered are noted below:

1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011;
2. The election of three directors for three year terms expiring in 2014;
3. A proposal (non-binding) to approve the corporation's overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of the proxy statement; and such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on March 10, 2011 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote "FOR" each of the above proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Annual Meeting. You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Stockholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner.

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by May 7, 2011 to facilitate timely delivery, you will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

- **Call our toll-free number, (800) 951-2405; or**
- **Visit our website at http://www.cfpproxy.com/3799; or**
- **Send us an email at fulfillment@rtco.com.**

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

To obtain directions to the meeting, please refer to the Notice/Proxy Statement.

We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors, and advisory approval on executive compensation, you must vote your proxy for your shares to be represented and voted for the election of directors and the advisory (non-binding) approval of executive compensation. Please help save the company additional solicitation costs by voting today.

Thank you for your continued support!

'Stockholder Control Number'

COMMUNITY BANK SHARES OF INDIANA, INC.

As part of our efforts to cut unnecessary expenses and conserve the environment, Community Bank Shares of Indiana, Inc. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/3799.

The annual stockholder meeting will be held at 1:00 p.m. on May 17, 2011 at The Grand, 138 East Market Street, New Albany, Indiana. The matters to be covered are noted below:

1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011;
2. The election of three directors for three year terms expiring in 2014;
3. A proposal (non-binding) to approve the corporation's overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of the proxy statement; and such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on March 10, 2011 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote "FOR" each of the above proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Stockholder Control Number that can be found on the bottom right hand corner of your proxy card. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply cast your vote on the enclosed proxy card, sign, date and return. If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by May 7, 2011 to facilitate timely delivery, you will need your Stockholder Control Number that can be found in the lower right hand corner of your proxy card. Then, either:

- **Call our toll-free number, (800) 951-2405; or**
- **Visit our website at http://www.cfpproxy.com/3799 or**
- **Send us an email at fulfillment@rtco.com.**

and enter the Stockholder Control Number when prompted or, if you send us an email, enter it in the subject line.

To obtain directions to the meeting, please refer to the Notice/Proxy Statement.

We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors, and advisory approval on executive compensation, you must vote your proxy for your shares to be represented and voted for the election of directors and the advisory (non-binding) approval of executive compensation. Please help save the company additional solicitation costs by voting today.

Thank you for your continued support!

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

Annual Meeting of Stockholders
MAY 17, 2011

2. The election as directors for three-year terms expiring in 2014 of all of the nominees listed below (except as marked to the contrary below): ☐ For ☐ With-hold ☐ For All Except

   (01) George M. Ballard, (02) Norman E. (Ned) Pfau, Jr., and (03) James D. Rickard.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

3. A proposal (nonbinding) to approve the Corporation's overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of the proxy statement. ☐ For ☐ Against ☐ Abstain

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______________ Co-holder (if any) sign above

When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 17, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 17, 2011:

1-866-855-9704

Vote by Internet

anytime prior to 3 a.m., May 17, 2011 go to

https://www.proxyvotenow.com/cbin

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/3799

Your vote is important!

REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2011
1:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy T. Shea and James D. Rickard or either of them with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Community Bank Shares of Indiana, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at The Grand, which is located at 138 East Market Street, New Albany, Indiana, on May 17, 2011 at 1:00 p.m. and at any and all adjournments thereof, as follows:

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted: 1. for the ratification of the independent registered public accounting firm ; 2. for each of the above named nominees for director; 3. for the approval of the proposal on executive compensation. The board of directors is not aware of any other business to be presented at the Meeting. However, if any matters should properly come before the Meeting, it is intended that this proxy will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxy.

Should the undersigned shareholder be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of Community Bank Shares of Indiana, Inc., at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Community Bank Shares of Indiana, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned shareholder acknowledges receipt from Community Bank Shares of Indiana, Inc., prior to the execution of this proxy of notice of the Meeting, and notification of the Internet website where the proxy statement dated April 7, 2011, and audited financial statements can be reviewed, along with instructions on how to obtain paper copies of both documents.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

COMMUNITY BANK SHARES OF INDIANA, INC. — ANNUAL MEETING, MAY 17, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/3799

You can vote in one of three ways:

1. Call **toll free 1-866-855-9704** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

<u>**or**</u>

2. Via the Internet at **https://www.proxyvotenow.com/cbin** and follow the instructions.

<u>**or**</u>

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3799

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
COMMUNITY BANK SHARES OF INDIANA, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2011

The undersigned hereby appoints Timothy T. Shea and James D. Rickard or either of them with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Community Bank Shares of Indiana, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at The Grand, which is located at 138 East Market Street, New Albany, Indiana, on May 17, 2011 at 1:00 p.m. and at any and all adjournments thereof, as follows:

	For	Against	Abstain
1. The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

	For	With-hold	For All Except
2. The election as directors for three-year terms expiring in 2014 of all of the nominees listed below (except as marked to the contrary below):	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
3. A proposal (nonbinding) to approve the Corporation's overall executive compensation programs and procedures, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of the proxy statement.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ——— Co-holder (if any) sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ⟶ ☐

When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Detach above card, sign, date and mail in postage paid envelope provided.

COMMUNITY BANK SHARES OF INDIANA, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted: 1. for the ratification of the independent registered public accounting firm ; 2. for each of the above named nominees for director; 3. for the approval of the proposal on executive compensation. The board of directors is not aware of any other business to be presented at the Meeting. However, if any matters should properly come before the Meeting, it is intended that this proxy will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxy.

Should the above signed shareholder be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of Community Bank Shares of Indiana, Inc., at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Community Bank Shares of Indiana, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The above signed shareholder acknowledges receipt from Community Bank Shares of Indiana, Inc., prior to the execution of this proxy of notice of the Meeting, and notification of the Internet website where the proxy statement dated April 7, 2011, and audited financial statements can be reviewed, along with instructions on how to obtain paper copies of both documents.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

The proxy statement, this form of proxy and our 2010 Annual Report to Stockholders, including financial statements, are available at www.cfpproxy.com/3799.

3799